UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CELULARITY INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CELULARITY INC.

170 Park Ave.

Florham Park, New Jersey 07932

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To be held on December 19, 2025

Notice is hereby given that the 2025 Annual Meeting of Stockholders, or Annual Meeting, of Celularity Inc., will be held on December 19, 2025 at 9:00 a.m. Eastern Time at Celularity’s headquarters located at 170 Park Avenue, Florham Park, New Jersey 07932. The Annual Meeting will be held for the following purposes:

1.	To elect three Class I directors, Peter Diamandis, M.D., Diane Parks and Geoffrey Ling, M.D., to our board of directors, to serve as the Class I directors, to hold office until our annual meeting of stockholders in 2028, and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal;

2.	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	To amend our 2021 Equity Incentive Plan to increase the number of shares of common stock reserved and available for awards by 3,500,000 shares; and

4.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEE AND IN FAVOR OF THE OTHER PROPOSAL OUTLINED IN THE ACCOMPANYING PROXY STATEMENT.

Only Celularity Inc. stockholders of record at the close of business on October 30, 2025, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof. At the time and date of the annual meeting, stockholders will be able to inspect a list of stockholders of record for any purpose germane to the annual meeting. Stockholders may also view a list of stockholders of record for ten days prior to the annual meeting during normal business hours at our headquarters at 170 Park Avenue, Florham Park, New Jersey, 07932.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’ Meeting to Be Held on December 19, 2025 at 9:00 a.m. Eastern Time at Celularity’s headquarters located at 170 Park Avenue, Florham Park, New Jersey 07932.

The proxy statement and annual report to stockholders are available at

https://www.cstproxy.com/celularity/2025.

By order of the Board of Directors,

/s/ Robert J. Hariri
Robert J. Hariri, M.D., Ph.D.
Chief Executive Officer
Florham Park, New Jersey
November 7, 2025

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the annual meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that record holder.

Table of Contents

Page
PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS	1
GENERAL INFORMATION	1
PROPOSAL NO. 1—ELECTION OF CLASS I DIRECTORS	5
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	8
REPORT OF THE AUDIT COMMITTEE	10
PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP FOR THE YEAR ENDING DECEMBER 31, 2025	17
PROPOSAL NO. 3—AMENDMENT TO OUR 2021 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED AND AVAILABLE FOR AWARDS THEREUNDER	18
PRINCIPAL STOCKHOLDERS	23
EXECUTIVE OFFICERS OF THE COMPANY	25
EXECUTIVE COMPENSATION	26
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	36
HOUSEHOLDING	42
STOCKHOLDER PROPOSALS	42
OTHER MATTERS	43

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CELULARITY INC.

170 Park Avenue

Florham Park, New Jersey 07932.

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 19, 2025

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

GENERAL INFORMATION

How do I attend and participate in the Annual Meeting?

The Annual Meeting will be held on December 19, 2025 at 9:00 a.m. Eastern Time at Celularity’s headquarters located at 170 Park Avenue, Florham Park, New Jersey. Information on how to vote in person at the Annual Meeting is discussed below.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

The proxy materials, including this proxy statement, a proxy card for shares held in street name (i.e., held for your account by a broker of other nominee), or voting instruction card and the Annual Report on Form 10-K for the year ended December 31, 2024, or the 2024 Annual Report, are first being mailed to stockholders on or about November 3, 2025. These materials are also available for viewing, printing and downloading on the Internet at https://www.cstproxy.com/celularity/2025.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting, including at any adjournments or postponements of the meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on October 30, 2025.

How many votes can be cast by all stockholders?

There were 28,316,485 shares of our Class A common stock, par value $0.0001 per share, outstanding on October 30, 2025, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of October 30, 2025.

What is the difference between a “stockholder of record” and a beneficial owner of shares held in “street name?”

Stockholder of Record. If you own shares that are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, N.A., then you are considered a “stockholder of record” of those shares. For these shares, your set of proxy materials has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on the enclosed proxy card.

Beneficial Owners of Shares Held in Street Name. If you own shares that are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” With respect to these shares, your set of proxy materials has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

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How do I vote?

If you are a stockholder of record, there are several ways for you to vote your shares.

●	By Telephone. You may vote using a touch-tone telephone by calling +1 866 (804)-9616 24 hours a day, seven days a week. You will need the control number included on your proxy card. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on December 18, 2025.

●	By Internet. You may vote at www.AALvote.com/CELU 24 hours a day, seven days a week. You will need the control number included on your proxy card. Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time on December 18, 2025.

●	By Mail. You may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Sign your name exactly as it appears on the proxy cards. Votes submitted through the mail must be received by December 18, 2025.

●	In Person. Come to the Annual Meeting and we will give you a ballot when you arrive.

Even if you plan to attend the Annual Meeting in person, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting. If you submit a proxy via the Internet or by telephone, your voting instructions authorize the proxy holders in the same manner as if you signed, dated, and returned your proxy card. If you submit a proxy via the Internet or by telephone, you do not need to return your proxy card.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

By Proxy

If you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the enclosed proxy card. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

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How can I access the list of stockholders of record?

At the Annual Meeting, stockholders will be able to inspect a list of stockholders of record at the meeting for any purpose germane to the Annual Meeting. During the 10 days prior to the Annual Meeting, stockholders may also view a list of stockholders of at our headquarters located at 170 Park Ave, Florham Park, New Jersey during normal business hours.

How do I revoke my proxy?

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 11:59 p.m. Eastern Time on December 18, 2025, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Celularity Inc., 170 Park Ave., Florham Park, New Jersey 07932, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our bylaws provide that the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned or postponed until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter, except where a larger vote is required by law, applicable stock exchange rules or by our Amended and Restated Certificate of Incorporation, or bylaws.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. The election of the director (Proposal No. 1) and amendment to our 2021 Plan (Proposal No. 3) are “non-discretionary” items. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” The ratification of the selection of our audit firm (Proposal No. 2) is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the director nominated via Proposal No. 1 must receive a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors, meaning that the director nominee receiving the most votes will be elected. Shares voting “withheld” and broker non-votes will have no effect on the election of directors.

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The approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter. Abstentions are treated as shares present and entitled to vote on Proposal No. 2 and, therefore, will have the same effect as a vote “Against” Proposal No. 2. Broker non-votes, if any, will have the same effect as a vote “Against” Proposal No. 2.

The approval of Proposal No. 3 requires the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter. Abstentions are treated as shares present and entitled to vote on Proposal No. 3 and, therefore, will have the same effect as a vote “Against” Proposal No. 3. Shares voting “withheld” and broker non-votes will have no effect on Proposal No. 3.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by July 10, 2026, to our Corporate Secretary; 170 Park Ave., Florham Park, New Jersey 07932. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so between August 21, 2026 and September 20, 2026. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice by the same deadline noted herein to submit a notice of nomination at an annual meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b). See also “Stockholder Proposals” in this proxy statement for additional information.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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PROPOSAL NO. 1—ELECTION OF CLASS I DIRECTORS

Our board of directors currently consists of six members and Dr. Hariri serves as Chairman of the board of directors. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to the management. The board of directors meets on a regular basis and on an ad hoc basis as required. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

●	Class I, which consists of Peter Diamandis, M.D., Diane Parks and Geoffrey Ling, M.D., whose terms will expire at the Annual Meeting;

●	Class II, which consists of Vincent LeVien, whose term will expire at the annual meeting of stockholders to be held in 2026; and

●	Class III, which consists of Robert J. Hariri, M.D., Ph.D., whose term will expire at the annual meeting of stockholders to be held in 2027.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Peter Diamandis, M.D., Diane Parks and Geoffrey Ling, M.D. for election as the Class I directors at the Annual Meeting. The nominees are presently serving as directors, and have each indicated a willingness to continue to serve as a director, if elected. If the nominee becomes unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our board of directors.

Nominee for Election as Class I Directors

The following table identifies our nominees for directors and their ages as of October 30, 2025, and the following biographies sets forth their principal occupation and business experience during the last five years.

Name	Positions and Offices Held with Celularity	Director Since	Age
Peter Diamandis, M.D.	Director	2021	63
Diane Parks	Director	2022	72
Geoffrey Ling, M.D.	Director	2023	68

Peter H. Diamandis, M.D. has served as a member of our board of directors since the July 2021 business combination. Dr. Diamandis was a co-founder of Legacy Celularity and served as Vice Chairman of its board of directors from 2016. Dr. Diamandis is also the Founder and Executive Chairman of the XPRIZE Foundation, a non-profit foundation that has designed and operated large-scale incentive competitions and the Executive Founder of Singularity University, a graduate-level Silicon Valley institution founded in 2008 that counsels the world’s leaders on exponentially growing technologies. Dr. Diamandis is the Vice Chairman and co-Founder of Human Longevity, Inc., a company focused on extending the human lifespan. Dr. Diamandis currently serves on the boards of Vaxxinity and DPCM Capital, and SWAG III (Nasdaq: SWAG). Dr. Diamandis obtained degrees in Molecular Engineering and Aerospace Engineering from MIT and an M.D. from Harvard Medical School. Our board of directors believes he is well qualified to serve on the board due to his extensive operational and management experience in the technology industry.

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Diane Parks, has served as a member of our board of directors since June 2022. From February 2016 to July 2018, Ms. Parks served as Senior Vice President, Head of U.S. Commercial for Kite Pharma, Inc., a publicly-held biopharmaceutical company, which was acquired by Gilead, where she developed and executed the strategic plan for the commercial launch of Yescarta®, the first CAR-T therapy approved for large B-cell lymphoma. From October 2014 to October 2015, Ms. Parks served as Vice President, Head of Global Marketing for Pharmacyclics, Inc., a publicly-held biopharmaceutical company, which was acquired by AbbVie, Inc., where she was responsible for the marketing strategy and launch of Imbruvica®. From 2007 to 2014, she served as Vice President, Sales for Amgen, a publicly-held biotechnology company, where she successfully led the hospital and nephrology sales teams. From 1999 to 2002, she served as Senior Vice President, Specialty Biotherapeutics and Managed Care for Genentech, Inc., a publicly-held biotechnology company, which was acquired by F. Hoffmann-La Roche AG. She currently serves on the boards of Calliditas Therapeutics AB, a publicly-held biopharmaceutical company, CTI BioPharma Corp., as publicly-held biopharmaceutical company, Kura Oncology, Inc., a publicly-held biopharmaceutical company, Soligenix, Inc., a publicly-held biopharmaceutical company, TriSalus Life Sciences (formerly Surefire Medical, Inc.), a privately-held medical device company and the Lymphoma Research Foundation. Ms. Parks earned an M.B.A. from Georgia State University and a B.S. from Kansas State University. Our board of directors believes she is well qualified to serve on the board due to her extensive experience as a member of senior management and boards of directors of multiple biopharmaceutical companies as well as her expertise in leading the overall strategy, organization and operations for oncology product commercial launches.

Geoffrey Ling, M.D. has served as a member of our board of directors since September 2023. Mr. Ling co-founded On Demand Pharmaceuticals, a private technology company developing advanced, miniaturized, and automated pharmaceutical manufacturing systems that create from precursors to final formulated drugs. He also serves as a Professor of Neurology and an Attending Neurocritical Care physician at Johns Hopkins University and Hospital and the Uniformed Services University of the Health Science (USUHS). Dr. Ling previously served as the Founding Director of the Biological Technologies Office at the Defense Advanced Research Projects Agency (DARPA) and as Assistant Director for Medical Innovation of the Science Division in President Obama’s White House Office of Science and Technology Policy (OSTP). He is a retired U.S. Army colonel who served for 27 years and was deployed to Iraq and Afghanistan. Dr. Ling obtained his medical degree from Georgetown University and his doctorate in Pharmacology is from Cornell University. He was a postdoctoral research fellow at Memorial Sloan Kettering Cancer Center, completed his neurology residency at Walter Reed Army Medical Center, and his Neuro Critical Care fellowship at Johns Hopkins. Dr. Ling has published over two hundred peer-reviewed articles, book chapters and reviews. He is a member of the honor societies of Alpha Omega Alpha, Sigma Xi, and the Military Medical Order of Merit. He is a fellow of the American Neurological Association, American Academy of Neurology and Neurocritical Care Society. Dr. Ling is a member of the Society for Critical Care Medicine, the American Society of Pharmacology and Experimental Therapeutics, and AMSUS (the Association of Military Surgeons of the United States). Our board of directors believes he is well qualified to serve on the board due to his extensive background in medicine and operational and management experience.

Vote Required and Board of Directors’ Recommendation

Directors are elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Annual Meeting and entitled to vote generally on the election of directors. The nominee receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Peter Diamandis, M.D., Diane Parks and Geoffrey Ling, M.D., as the Class I directors. Shares voting “withheld” and broker non-votes will have no effect on the election of directors.

The proxies will be voted in favor of the above nominee unless a contrary specification is made in the proxy. The nominee has consented to serve as our director if elected. However, if the nominee is unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

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The board of directors unanimously recommends a vote “FOR” the nominee set forth above.

Directors Continuing in Office

The following table identifies our Class II and Class III directors and their ages as of [●], 2025, and the following biographies set forth their principal occupation and business experience during the last five years.

Name	Positions and Offices Held with Celularity	Director Since	Class and Year in Which Term Will Expire	Age
Vincent LeVien	Director	2025	Class II - 2026	49
Robert J. Hariri, M.D., Ph.D.	Chief Executive Officer and Chairman of the Board of Directors	2021	Class III - 2027	67

Class II Directors (Term Expires at 2026 Annual Meeting)

Vincent LeVien has served as a member of our board of directors since June 2025. Since 2011, Mr. LeVien has been the Chairman and Chief Executive Officer of I Got a Guy, Inc., a network consulting firm. During this time, Mr. LeVien has also served as a registered lobbyist for the Roman Catholic Diocese of Brooklyn and DeSales Media Group at the New York City, New York State and federal levels of government. From 2007 until 2011, Mr. LeVien was the Director of Intergovernmental & Community Affairs for the Office of NYS Comptroller Thomas P. DiNapoli. Our board of directors believes Mr. LeVien is well qualified to serve on the board due to his extensive background in government and government policy.

Class III Director (Term Expires at 2027 Annual Meeting)

Robert J. Hariri, M.D., Ph.D. is the founder of Legacy Celularity and has served as our Chief Executive Officer and Chairman of our board of directors since the July 2021 business combination, served as President since the business combination through September 2021 and was Legacy Celularity’s founder before the business combination and has previously served as its President and Chief Executive Officer and as Chairman of its board of directors from 2016. Dr. Hariri has also served as a director at Cryoport from September 2015 and Biovie from June 2020. Prior to joining Legacy Celularity, Dr. Hariri founded and served as Chief Executive Officer of Anthrogenesis Corporation, and after its acquisition by Celgene, Dr. Hariri served as Chief Executive Officer of Celgene Cellular Therapeutics from 2005 to 2013. Dr. Hariri also co-founded the genomic-based health intelligence company, Human Longevity, Inc. and longevity-focused Fountainlife. Dr. Hariri is also an Adjunct Professor of Neurosurgery and a member of the Board of Fellows at the Weill-Cornell University Medical College. He is a member of the X PRIZE Foundation scientific advisory board for the Archon X PRIZE for Genomics. Dr. Hariri served as a trustee and vice-chair of the Liberty Science Center. Dr. Hariri has served as a member of the board of directors of various companies, including Myos Corporation from July 2011 to November 2020, where he served as Chairman of the board from April 2012 to November 2020, Bionik Laboratories Corp. from March 2015 to October 2017. Dr. Hariri obtained an A.B. in Biological Anthropology from Columbia University School of Engineering and Applied Sciences and Columbia College and an M.D. and Ph.D. from Cornell University. Our board of directors believes that Dr. Hariri’s history in building companies in biotechnology, medical devices and therapeutics, as well as his expertise and experience in life sciences, including his work in immune-oncology and cell therapeutics and his educational background, provide him with the qualifications and skills to serve on our board of directors.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or such subsidiary.

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INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that all members of the board of directors, except Dr. Hariri, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Dr. Hariri is not an independent director under these rules because he is one of our executive officers.

Information Regarding Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee and may form other committees from time to time. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, https://celularity.com/corporate-governance.

The following table provides membership and meeting information for 2024 for each standing committee of the board of directors:

Name	Audit	Compensation	Nominating
Robert J. Hariri, M.D., Ph.D.
Richard J. Berman(1)	X
Peter Diamandis, M.D.		X	X
Dean C. Kehler	X	X
Geoffrey Ling, M.D.(1)			X
Marc Mazur(2)	X	X
Diane Parks	X		X
Total Meetings in 2024	7	2	3

(1) Mr. Berman joined the board of directors in August 2024. Mr. Berman passed away in February 2025.

(2) Mr. Mazur resigned from the board of directors in July 2024.

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Audit Committee

Our audit committee currently consists of Vincent LeVien and Diane Parks. Mr. LeVien serves as the chair of the audit committee. Each member of the audit committee satisfies the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements.

The functions of this committee include, among other things:

●	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

●	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

●	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

●	prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

●	reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

●	reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

●	reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

●	preparing the report that the SEC requires in our annual proxy statement;

●	reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

●	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;

●	reviewing on a periodic basis our investment policy; and

●	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

●	Providing oversight of the company’s cybersecurity and data privacy programs, including reviewing cybersecurity risk exposures, policies, and procedures to address potential threats, and ensuring the adequacy and effectiveness of controls to protect sensitive company and customer data

Vincent LeVien qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. Our independent registered public accounting firm and the management periodically meet privately with the audit committee.

The composition and functioning of the audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

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REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Celularity’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Celularity’s independent registered public accounting firm, (3) the performance of Celularity’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Celularity’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Celularity’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB, and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Celularity for the fiscal year ended December 31, 2024. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees and the SEC. In addition, the audit committee received written disclosures and the letter from the independent registered public accounting firm as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the audit committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Celularity be included in Celularity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF

DIRECTORS OF CELULARITY INC.

Dean C. Kehler, Chairperson

Diane Parks

November 7, 2025

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Compensation Committee

Our compensation committee currently consists of Peter Diamandis and Diane Parks. Diane Parks serves as the chair of the compensation committee. Each member of our compensation committee is a non-employee director as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the Nasdaq Stock Market independence requirements. The functions of this committee include, among other things:

●	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;

●	reviewing and making recommendations to the full board of directors regarding the compensation and other terms of employment of our executive officers;

●	reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

●	reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

●	evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

●	reviewing and making recommendations to the full board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

●	establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

●	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

●	administering our equity incentive plans;

●	establishing policies with respect to equity compensation arrangements;

●	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

●	reviewing and making recommendations to the full board of directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

●	reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

●	preparing the report that the SEC requires in our annual proxy statement; and

●	reviewing and assessing on an annual basis the performance of the compensation committee and the compensation committee charter.

The composition and functioning of the compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

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Nominating and Corporate Governance Committee

The nominating and corporate governance committee currently consists Vincent LeVien, Peter Diamandis, M.D., and Geoffrey Ling, M.D. Dr. Diamandis serves as the chair of the nominating and corporate governance committee. Each member of this committee satisfies the Nasdaq Stock Market independence requirements. The functions of this committee include, among other things:

●	identifying, reviewing and evaluating candidates to serve on the board of directors consistent with criteria approved by the board of directors;

●	determining the minimum qualifications for service on the board of directors;

●	evaluating director performance on the board of directors and applicable committees of the board of directors and determining whether continued service on the board of directors is appropriate;

●	evaluating, nominating and recommending individuals for membership on the board of directors;

●	evaluating nominations by stockholders of candidates for election to the board of directors;

●	considering and assessing the independence of members of the board of directors;

●	developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to the board of directors any changes to such policies and principles;

●	considering questions of possible conflicts of interest of directors as such questions arise; and

●	reviewing and assessing on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.

The composition and functioning of the nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board of directors. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

●	Nominees should demonstrate high standards of personal and professional ethics and integrity.

●	Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

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●	Nominees should have skills that are complementary to those of the existing board.

●	Nominees should have the ability to assist and support management and make significant contributions to our success.

●	Nominees should have an understanding of the fiduciary responsibilities that is required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

The nominating and corporate governance committee may also consider factors such as judgment, diversity, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business and industry, conflicts of interest, and other commitments and the like. The nominating and corporate governance committee evaluates these factors, among others, and does not assign any particular weight or priority to any of these factors.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Celularity Inc., 170 Park Ave., Florham Park, New Jersey 07932, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Board and Committee Meetings Attendance

The full board of directors met 7 times during 2024. During 2024, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the attendance of our directors at our annual meetings of stockholders, but we expect directors are responsible for attending the annual meeting of stockholders to the extent practicable. Six out of the then nine directors attended our annual meeting of stockholders held in 2024.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in our securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our executive officers, directors, employees and certain designated consultants and contractors, including short sales of our securities. Our insider trading policy expressly prohibits, without the advance approval of our audit committee, purchases or sales of puts, calls, or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership.

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Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://celularity.com/corporate-governance/. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Clawback Policy

Our board of directors adopted a compensation recovery policy (the “Clawback Policy”), designed to comply with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608, which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The policy applies to our current and former executive officers. Erroneously Awarded Compensation (as defined in the Clawback Policy) that is granted, earned or vested maybe subject to recoupment.

Governance Principles

Our board of directors has adopted Governance Principles to assure that the board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Governance Principles are also intended to align the interests of directors and management with those of our stockholders. The Governance Principles set forth the practices the board intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, and board committees and compensation. The Governance Principles is available on our website, which is located at https://celularity.com/corporate-governance/.

Board Leadership Structure

Our board of directors is chaired by Dr. Hariri, the Chief Executive Officer. In such role, Dr. Hariri has the authority, among other things, to call and preside over board of directors meetings, to set meeting agendas and to determine materials to be distributed to the board of directors. The board of directors believes that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the board of directors and management act with a common purpose and that separating the positions of Chief Executive Officer and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the ability to develop and implement strategy. Instead, the board of directors believes that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute its strategic initiatives and business plans. In addition, the board of directors believes that a combined Chief Executive Officer/Board Chair is better positioned to act as a bridge between management and the board of directors, facilitating the regular flow of information. We also believe that it is advantageous to have a Board Chair with an extensive history with and knowledge of the company (as is the case with our Chief Executive Officer) as compared to a relatively less informed independent Board Chair.

Role of the Board in Risk Oversight

The audit committee of the board of directors are primarily responsible for overseeing its risk management processes on behalf of the board of directors. Going forward, we expect that the audit committee will receive reports from management at least quarterly regarding its assessment of risks. In addition, the audit committee reports regularly to the board of directors, which also considers our risk profile. The audit committee and the board of directors focus on the most significant risks we face, including those related to cybersecurity, and our general risk management strategies. The audit committee is tasked with providing oversight of our cybersecurity risk management program, which includes reviewing periodic reports on cybersecurity threats, incidents, and the effectiveness of our cybersecurity controls, as well as ensuring alignment with industry standards and regulatory requirements. While the board of directors oversees its risk management, management is responsible for day-to-day risk management processes, the board of directors expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities, including those related to data privacy and cybersecurity, and to effectively implement risk management strategies adopted by the audit committee and the board of directors. We believe this division of responsibilities is the most effective approach for addressing the risks it faces and that the board of directors leadership structure, which also emphasizes the independence of the board of directors in its oversight of its business and affairs, supports this approach.

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Scientific Advisory Board

We established a scientific advisory board. We expect to regularly seek advice and input from these experienced scientific leaders on matters related to its research and development programs. Our scientific advisory board consists of experts across a range of key disciplines relevant to our programs and science. We intend to continue to leverage the broad expertise of our advisors by seeking their counsel on important topics relating to our research and development programs. Some of the members of our scientific advisory board have entered into consulting agreements with us covering their respective confidentiality, non-disclosure and proprietary rights matters and own or have owned shares of our Class A common stock or options to purchase shares of our Class A common stock.

Communication with the Directors of Celularity Inc.

Any interested party with concerns about our company may report such concerns to the board of directors or the chairman of our board of directors and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Celularity Inc.

170 Park Ave.

Florham Park, New Jersey 07932

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to Celularity’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Celularity’s legal counsel, with independent advisors, with non-management directors, or with Celularity’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long- term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Celularity regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Celularity has also established an internal hotline for the reporting of such activity.

Director Compensation

Our non-employee director compensation policy sets forth the terms upon which non-employee directors will be compensated for their service on our board of directors. Under this policy, non-employee directors are compensated in cash for their board service and service on committees, receive equity and reimbursement for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors. Under the terms of the policy in effect in 2022, each non-employee director received an annual cash retainer of $45,000. Members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee received additional annual cash retainers of $10,000, $8,000 and $5,000, respectively, while the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee received additional annual cash retainers of $20,000, $16,000 and $10,000, respectively.

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Under the terms of the policy, each non-employee member of our board of directors continuing in office automatically receives an annual equity award equal to $300,000 as of the date of grant comprised 50% of options and 50% RSUs, on the date of our annual meeting of stockholders. Each non-employee director also receives an initial equity grant equal to $300,000 of options when he or she first joins our board of directors, which options vests ratably over three years from the grant date. Accordingly, on the date of our 2024 annual stockholders meeting, each non-employee director received an equity grant valued at $300,000, or options to acquire 84,746 shares and 67,416 RSUs and, on the date of our 2023 annual stockholders meeting, each non-employee director received an equity grant valued at $300,000, or options to acquire 27,778 shares and 19,992 RSUs.

The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director in a calendar year for services as a non-employee director will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $750,000 in any other calendar year. Dr. Hariri does not receive additional compensation for his services as a director.

The following table provides the compensation earned by our non-employee directors in 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Peter H. Diamandis, M.D.	53,000	150,001	150,000	-	353,001
Richard J. Berman(2)	20,833	150,001	452,365	-	623,199
Dean C. Kehler(3)	70,500	150,001	150,000	-	370,501
Marc Mazur(4)	41,417	-	-	-	41,417
Geoffrey Ling, M.D.	48,750	150,001	150,000	-	348,751
Diane Parks	65,000	150,001	150,000	-	365,001

1.	Amounts reported represent the aggregate grant date fair value of equity awards granted to the non-employee directors during 2024, computed in accordance with the FASB’s ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 11 to our unaudited condensed consolidated financial statements included in Part I, Item 1. of the 2024 quarterly reports on Form 10-Q. These amounts do not reflect the actual economic value that may be realized by the non-employee director, which will depend on factors including the continued service of the executive and the future value of our stock.
2.	Mr. Berman joined our board of directors on August 27, 2024 and his compensation for 2024 has been pro-rated to reflect the date he joined. Mr. Berman passed away in February 2025.
3.	Mr. Kehler resigned from our board of directors and all committees thereof, effective May 14, 2025.
4.	Mr. Mazur resigned from our board of directors and all committees thereof, effective July 31, 2024.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2024 by each non-employee director who was serving as a member of our board of directors as of December 31, 2024 and who is currently serving as a member of the board of directors (each as adjusted for the 1-for-10 reverse stock split effected February 28, 2024).

Name	Stock Awards	Option Awards
Richard J. Berman	67,416	202,857
Peter H. Diamandis, M.D.	67,416	416,459
Dean C. Kehler	67,416	123,544
Geoffrey Ling, M.D.	67,416	209,746
Diane Parks	67,416	122,180

Company Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Compensation Committee last granted a stock option in February 2024. The Company does not grant stock options or similar awards to Section 16 Insiders, most SVPs, and other Vice Presidents and above who directly report to the CEO in anticipation of the release of material nonpublic information that is likely to result in changes to the price of the Company’s stock, such as a significant positive or negative earnings announcement, or time the public release of such information based on stock option grant dates. In addition, the Company does not grant stock options or similar awards during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Current Report on Form 8-K that discloses material nonpublic information. These restrictions do not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of the Company’s stock on the date of grant. The Company also grants stock options to eligible new hires on the first day of the month following the employee start date.

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PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025

Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Deloitte & Touche LLP served as our independent registered public accounting firm from 2021 through August 2, 2024 and audited the financial statements of Legacy Celularity since 2018.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2025. Stockholder approval is not required to appoint EisnerAmper LLP as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of EisnerAmper LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain EisnerAmper LLP. If the selection of EisnerAmper LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

A representative of EisnerAmper LLP is expected to be present via teleconference at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders. We incurred the following fees from EisnerAmper LLP for the fiscal years ended December 31, 2024, and Deloitte & Touche LLP for the fiscal year ended December 31, 2023, for the audit of the consolidated financial statements, and for fees billed for other services provided:

	2024	2023
Audit Fees(1)	$519,750	$2,139,760
Total	$519,750	$2,139,760

1.	Includes fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statements.

Audit Committee Pre-Approval Policies

The audit committee is directly responsible for the appointment, retention and termination, and for determining the compensation, of our independent registered public accounting firm. The audit committee pre-approves all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the PCAOB), except that pre-approval is not required for the provision of non-audit services if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The audit committee may delegate to the chairperson of the Audit Committee the authority to grant pre-approvals for audit and non-audit services, provided such approvals are presented to the audit committee at its next scheduled meeting. All services provided by EisnerAmper LLP during fiscal year 2024 were pre-approved by the audit committee in accordance with the pre-approval policy described above.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter. Abstentions and broker non-votes, if any, will have the same effect as a vote “Against” this Proposal No. 2.

Our board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

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PROPOSAL NO. 3—AMENDMENT TO OUR 2021 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED AND AVAILABLE FOR AWARDS THEREUNDER

Introduction

On October 24, 2025, our Compensation Committee and our Board authorized and approved an amendment to our 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of common stock available for awards by 3,500,000 shares.

Our 2021 Plan was initially authorized and approved by our Board and stockholders on July 14, 2021, with an initial authorization of 2,091,528 shares of common stock and an “evergreen” provision, pursuant to which on January 1st of each year we automatically add 4% of our shares of common stock outstanding on the preceding December 31st to the shares reserved for issuance to the 2021 Plan. We are seeking stockholder approval to amend our 2021 Plan to increase the number of shares of Class A common stock available for issuance to 4,479,204 shares so that the Company can continue to provide equity-based compensation as approved by our Compensation Committee.

The proposed form of amendment to our 2021 Plan is attached as Appendix A to this Proxy Statement.

Reasons for the Amendment to our 2021 Omnibus Equity Incentive Plan

We are seeking stockholder approval to amend our 2021 Plan to increase the number of shares of common stock issuable by 3,500,000 shares. As of October 30, 2025, there were 979,204 shares remaining available for issuance under future awards to be made under our 2021 Plan. As noted above, if our shareholders do not approve the amendment, we anticipate that there will not be sufficient shares available under our 2021 Plan for continued equity awards to our employees and non-employee directors over the next few years. This would result in the loss of an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

We recognize the dilutive impact of our equity compensation program on our stockholders and continuously strive to balance this concern with the competition for talent in the competitive business environment and talent market, as well as the current market conditions, in which we operate. In determining the appropriate number of shares to request and add to the pool of shares available for issuance pursuant to the amendment, our Board and Compensation Committee worked with management to evaluate a number of factors, and carefully considered (i) the potential dilutive impact on stockholders, (ii) our historical run rate and overhang, (iii) the number of shares remaining available for issuance, (iv) forecasted grants, (v) the realities of equity awards being a key component of designing competitive compensation packages necessary for attracting and retaining key talent in a competitive medical devices marketplace, (vi) our strategic growth plans, and (vii) the interests of our stockholders.

Our 2021 Plan is designed to attract and retain non-employee directors and employees and reward them for making contributions to the success of the Company and its subsidiaries. These objectives are to be accomplished by making awards under 2021 Plan and thereby providing participants with a proprietary interest in the growth and performance of the Company and align a portion of their compensation with the stockholders. Stockholder approval of this proposal will enable us to continue to grant equity awards to our employees and non-employee directors at levels determined by our Board to be necessary to attract, retain and motivate the individuals who will be critical to our success in achieving our business objectives and thereby creating greater value for our stockholders. In addition to the crucial role, we believe such grants play in attracting and retaining talented individuals, we believe that the equity compensation granted under our 2021 Plan also serves the important function of aligning the interests of participants with those of our stockholders and focusing such participants on the long-term growth of the Company.

Description of the Amendment to our 2021 Equity Incentive Plan

The full text of the proposed amendment to our 2021 Plan is set forth in Appendix A to this Proxy Statement. The full text of our 2021 Plan (prior to the amendment described in this Proposal 3) is set forth in Exhibit 99.3 to the Company’s Registration Statement on Form S-8 initially filed with the SEC on October 4, 2021.

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The following is a summary of the principal features of the 2021 Plan. This summary does not purport to be complete and is qualified in its entirety to the full text of the 2021 Plan.

Eligibility. The Company’s employees, consultants and directors, and employees and consultants of its affiliates, may be eligible to receive awards under the 2021 Plan.

Award Types. The 2021 Plan provides for the grant of incentive stock options (“ISOs”) to employees and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of stock awards to employees, directors, and consultants.

Share Reserve. The number of shares of the Company’s common Stock initially reserved for issuance under the 2021 Plan was 2,091,528 shares of the Company’s common stock. The number of shares reserved for issuance under the 2021 Plan automatically increases on January 1 of each year, for a period of ten years, from January 1, 2022 continuing through January 1, 2031, by 4% of the total number of shares of the Company’s capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by the Company’s Board. The maximum number of shares that may be issued pursuant to the exercise of ISOs under the 2021 Plan is (300% of the number of shares of the Company’s common stock initially reserved under the 2021 Plan). Shares issued under the 2021 Plan may be authorized but unissued or reacquired shares. Shares subject to stock awards granted under the 2021 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under the 2021 Plan. Additionally, shares issued pursuant to stock awards under the 2021 Plan that are repurchased or forfeited, as well as shares that are reacquired as consideration for the exercise or purchase price of a stock award or to satisfy tax withholding obligations related to a stock award, will become available for future grant under the 2021 Plan.

Plan Administration. The Company’s Board has the authority to administer the 2021 Plan. The Company’s Board may also delegate to one or more officers the authority to (i) designate employees other than officers to receive specified stock awards and (ii) determine the number of shares to be subject to such stock awards. Subject to the terms of the 2021 Plan, the plan administrator has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under the 2021 Plan. The plan administrator has the power to modify outstanding awards under the 2021 Plan. Subject to the terms of the 2021 Plan and in connection with a corporate transaction or capitalization adjustment, the plan administrator may not reprice or cancel and regrant any award at a lower exercise price, strike price or purchase price or cancel any award with an exercise price, strike price or purchase price in exchange for cash, property or other awards without first obtaining the approval of the stockholders of the Company.

Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2021 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of the Company’s common stock on the date of grant (however, a stock option may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a Corporate Transaction (as such term is defined in the 2021 Plan) and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Internal Revenue Code of 1986). Options granted under the 2021 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator. However, no stock option granted to an employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will generally be first exercisable until at least six months following the date of grant. The plan administrator determines the term of stock options granted under the 2021 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that the exercise of the option following such a termination of service is prohibited by applicable securities laws or the Company’s insider trading policy. If an optionholder’s service relationship ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. Options generally terminate immediately upon the termination of an optionholder’s service for cause. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash, check, bank draft, or money order, (ii) a broker-assisted cashless exercise, (iii) the tender of shares of the Company’s common stock previously owned by the optionholder, (iv) a net exercise of the option if it is an NSO and (v) other legal consideration approved by the plan administrator.

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Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of the Company’s common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all stock plans maintained by the Company may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any of the Company’s affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the option is not exercisable after the expiration of five years from the date of grant.

Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. Except as provided otherwise in the applicable award agreement, if a participant’s service relationship ends for any reason, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares held by the participant under his or her restricted stock award that have not vested as of the date the participant terminates service.

Restricted Stock Unit Awards. Restricted stock units are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock units may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of the Company’s common stock on the date of grant (however, a stock appreciation right may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a Corporate Transaction (as such term is defined in the 2021 Plan) and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Internal Revenue Code of 1986). A stock appreciation right granted under the 2021 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. However, no stock-settled stock appreciation right granted to an employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will generally be first exercisable until at least six months following the date of grant.

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Performance Awards. The 2021 Plan permits the grant of performance-based stock and cash awards. The plan administrator may structure awards so that the shares of the Company’s common Stock, cash, or other property will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. The performance criteria that will be used to establish such performance goals may be based on any measure of performance selected by the plan administrator. The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of the Company’s common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to stockholders other than regular cash dividends; (9) to exclude the effects of stock-based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expense under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the plan administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the performance goals. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the applicable award agreement or the written terms of a performance cash award. The performance goals may differ from participant to participant and from award to award.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to the Company’s common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid by the Company to any individual for service as a non-employee director with respect to any calendar year (such period, the “annual period”), including stock awards and cash fees paid by the Company to such non-employee director, will not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the board during such annual period, $1,000,000 in total value. For purposes of these limitations, the value of any such stock awards is calculated based on the grant date fair value of such stock awards for financial reporting purposes.

Changes to Capital Structure. In the event there is a specified type of change in the Company’s capital structure, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, appropriate adjustments will be made to (i) the class(es) and maximum number of shares of the Company’s common stock subject to the 2021 Plan and the maximum number of shares by which the share reserve may annually increase; (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of common stock subject to outstanding awards.

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Corporate Transactions. The following applies to stock awards under the 2021 Plan in the event of a corporate transaction, as defined in the 2021 Plan, unless otherwise provided in a participant’s stock award agreement or other written agreement with the Company or unless otherwise expressly provided by the plan administrator at the time of grant. In the event of a corporate transaction, any stock awards outstanding under the 2021 Plan may be assumed, continued or substituted by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by the Company with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the transaction (contingent upon the effectiveness of the transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the transaction, and any reacquisition or repurchase rights held by the Company with respect to such stock awards will lapse (contingent upon the effectiveness of the transaction). With respect to performance awards with multiple vesting levels depending on performance level, unless otherwise provided by an award agreement or by the plan administrator, the award will accelerate at 100% of target. If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by persons other than current participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the transaction, except that any reacquisition or repurchase rights held by the Company with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the transaction. The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants. In the event a stock award will terminate if not exercised prior to the effective time of a transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value, at the effective time, to the excess (if any) of (1) the value of the property the participant would have received upon the exercise of the stock award over (2) any exercise price payable by such holder in connection with such exercise.

Change in Control. In the event of a change in control, as defined under the 2021 Plan, awards will generally be treated as described above in connection with a corporate transaction. Notwithstanding the foregoing, in the event of a change in control, vested awards that are subject to Section 409A of the Code will be settled in connection with the change in control (to the extent the change in control constitutes a Section 409A change in control).

Plan Amendment or Termination. The Company’s Board has the authority to amend, suspend, or terminate the 2021 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of July 12, 2021.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal No. 3 requires the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter. Abstentions and broker non-votes, if any, will have the same effect as a vote “Against” this Proposal No. 3.

Our board of directors recommends voting “FOR” Proposal No. 3 to amend our 2021 Equity Incentive Plan to increase the number of shares of common stock reserved and available for awards thereunder.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of Class A common stock as of October 30, 2025 by:

●	each person known by us to be the beneficial owner of more than 5% of our Class A common stock;

●	each of our named executive officers and directors (including our nominees for Class I directors); and

●	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and RSUs that are currently exercisable or vested or that will become exercisable or vest within 60 days. This table is based upon information supplied by officers, directors and principal stockholders and a review of Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Class A common stock beneficially owned by them.

The beneficial ownership percentages set forth in the table below are based on 28,316,485 shares of Class A common stock issued and outstanding as of October 30, 2025 and other than as noted below, do not take into account the issuances of any shares of Class A common stock upon the exercise of warrants or options or vesting and settlement of RSUs.

Name and Address of Beneficial Owner(1)	Number of Shares of Class A Common Stock Beneficially Owned	Percentage of Outstanding Shares of Class A Common Stock Beneficially Owned
5% or Greater Stockholders:
Tan Sri Lim Kok Thay(2)	14,138,161	39.2%
Dragasac Limited(3)	6,335,630	22.4%
Resorts World Inc Pte Ltd (4)	4,100,000	12.7%
Starr International Investments Ltd.(5)	1,753,139	6.1%
Directors and Named Executive Officers:
Robert J. Hariri, M.D., Ph.D.(6)	3,935,637	13.4%
John R. Haines(7)	200,418	*
David Beers(8)(9)	155,734	*
Peter Diamandis, M.D.(10)	618,182	2.2%
Geoffrey Ling, M.D. (11)	235,495	*
Diane Parks(12)	213,203	*
Vincent LeVien	0	-
All Directors and Executive Officers as a Group (7 Individuals) (13)	5,297,569	17.3%

*	Less than 1%.

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1.	Unless otherwise noted, the business address of each of the executive officers and directors is c/o Celularity Inc., 170 Park Avenue, Florham Park, NJ 07932.
2.	Consists of (i) 6,335,630 shares beneficially held by Dragasac Limited, see footnote 3, (ii) 4,100,000 shares beneficially held by Resort World Inc Pte Ltd, see footnote 4, (iii) 3,700,000 shares of Class A common stock issuable upon exercise of certain warrants to purchase shares of Class A common stock at an exercise price of $2.528 per share and (iv) 2,531 shares held by Mr. Lim, a former member of our board of directors.
3.	Consists of 6,335,630 shares of Class A common stock. Dragasac, which is an indirect wholly-owned subsidiary of Genting Berhad, a public company listed on the Malaysian stock exchange. Tan Sri Lim Kok Thay is an indirect beneficial owner of the largest stockholder of Genting Berhad, where he serves as Chief Executive and Chairman of the Board, and in such capacity may be deemed to beneficially own shares held by Dragasac Limited. The address for Dragasac Limited is c/o 24th Floor, Wisma Genting, 28 Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia.
4.	Consists of (i) 2,450,000 shares of Class A common stock issuable upon exercise of certain warrants to purchase shares of Class A common stock at an exercise price of $2.844 per share and (ii) 1,650,000 shares of Class A common stock issuable upon exercise of certain warrants to purchase shares of Class A common stock at an exercise price of $2.4898 per share. These securities are directly held by Resorts Word Inc Pte Ltd, of which Genting Berhad, a public company listed on the Malaysian stock exchange, holds 50%. Lim Kok Thay is an indirect beneficial owner of the largest stockholder of Genting Berhad, where he serves as Chief Executive and Chairman of the Board, and in such capacity may be deemed to beneficially own shares held by RWI. The address for RWI is 3, Lim Teck Kim Road, #09-02, Genting Centre, Singapore, 088934.
5.	Consists of (i) 1,528,139 shares of Class A common stock and (ii) 225,000 shares of Class A common stock issuable upon exercise of certain warrants to purchase shares of Class A common stock at per share exercise prices of $1.69. The address for Starr International Investments Ltd. is Bermuda Commercial Bank Building, 19 Par-La-Ville Road, Hamilton, HM 11, BM Bermuda. Starr International Investments Ltd. is a wholly owned subsidiary of Starr International Company, Inc., a Swiss corporation, which, accordingly, may be deemed to beneficially own these securities.
6.	Consists of (i) 2,858,016 shares held directly by Dr. Hariri, (ii) 869,136 shares issuable to Dr. Hariri pursuant to options, and (iii) 208,485 shares issuable upon exercise of warrants.
7.	Consists of (i) 29,121 shares held directly by Mr. Haines and (ii) 171,297 shares issuable to Mr. Haines pursuant to options.
8.	Consists of (i) 48,488 shares held directly by Mr. Beers and (ii) 107,246 shares issuable to Mr. Beers pursuant to options.
9.	On June 10, 2025, the Company terminated the employment of Mr. Beers.
10.	Consists of (i) 134,307 shares held directly by Dr. Diamandis, (ii) 416,459 shares issuable to Dr. Diamandis pursuant to options and (iii) 67,416 restricted stock units that will vest within 60 days of October 30, 2025.
11.	Consists of 168,079 shares issuable to Dr. Ling pursuant to options and (ii) 67,416 restricted stock units that will vest within 60 days of October 30, 2025.
12.	Consists of (i) 23,607 shares held directly by Ms. Parks, (ii) 122,180 shares issuable to Ms. Parks pursuant to options and (iii) 67,416 restricted stock units that will vest within 60 days of October 30, 2025.
13.	Consists of (i) 3,060,163 shares, (ii) 208,485 shares issuable upon exercise of warrants, (iii) 1,826,673 shares issuable upon exercise of options and (iv) 202,248 restricted stock units that will vest within 60 days of October 30, 2025.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and SEC regulations require our directors, certain officers and holders of more than 10% of our Class A common stock to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. The reporting directors, officers and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of copies of such reports received and written representations from our directors and such covered officers, we believe that our directors, officers and 10% stockholders complied with all applicable Section 16(a) filing requirements during 2024, with the exception of: a Form 4 filed late by each of Robert Hairiri, Adrian Kilcoyne, John Haines, David Beers, Stephen Brigido, and Kyle Fletcher, each dated February 21, 2024, a Form 3 filed late by Resort World Inc Pte. Ltd., dated December 19, 2024, and a Form 4 filed late by Lim Kok Thay, dated December 19, 2024.

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EXECUTIVE OFFICERS OF THE COMPANY

The following table identifies our executive officers, and sets forth their current positions and ages as of October 30, 2025.

Name	Position Held with Celularity	Officer Since	Age
Robert J. Hariri, M.D., Ph.D.	Chief Executive Officer and Chairman of the Board of Directors	2021	66
Joseph DosSantos	Interim Chief Financial Officer	2025	57
Stephen A. Brigido, DPM	President, Degenerative Disease	2021	49
John R. Haines	Senior Executive Vice President, Chief Administrative Officer and Corporate Secretary	2021	67

Robert J. Hariri, M.D., Ph.D. is the founder of Legacy Celularity and has served as our Chief Executive Officer and Chairman of our board of directors since the July 2021 business combination, served as President since the business combination through September 2021 and was Legacy Celularity’s founder before the business combination and has previously served as its President and Chief Executive Officer and as Chairman of its board of directors from 2016. Dr. Hariri has also served as a director at Cryoport from September 2015 and Biovie from June 2020. Prior to joining Legacy Celularity, Dr. Hariri founded and served as Chief Executive Officer of Anthrogenesis Corporation, and after its acquisition by Celgene, Dr. Hariri served as Chief Executive Officer of Celgene Cellular Therapeutics from 2005 to 2013. Dr. Hariri also co-founded the genomic-based health intelligence company, Human Longevity, Inc. and longevity-focused Fountainlife. Dr. Hariri is also an Adjunct Professor of Neurosurgery and a member of the Board of Fellows at the Weill-Cornell University Medical College. He is a member of the X PRIZE Foundation scientific advisory board for the Archon X PRIZE for Genomics. Dr. Hariri served as a trustee and vice-chair of the Liberty Science Center. Dr. Hariri has served as a member of the board of directors of various companies, including Myos Corporation from July 2011 to November 2020, where he served as Chairman of the board from April 2012 to November 2020, Bionik Laboratories Corp. from March 2015 to October 2017. Dr. Hariri obtained an A.B. in Biological Anthropology from Columbia University School of Engineering and Applied Sciences and Columbia College and an M.D. and Ph.D. from Cornell University. Our board of directors believes that Dr. Hariri’s history in building companies in biotechnology, medical devices and therapeutics, as well as his expertise and experience in life sciences, including his work in immune-oncology and cell therapeutics and his educational background, provide him with the qualifications and skills to serve on our board of directors.

Joseph DosSantos. Mr. DosSantos, who has served as our Senior Vice President, Finance since April 2024 and previously from August 2017 to August 2021, was appointed Interim Chief Financial Officer in June 2025. From January 2023 to April 2024, Mr. DosSantos served as Chief Financial Officer of Defender Pharmaceuticals, Inc., a privately held life sciences company focused on developing medical countermeasures and health therapies for civilian and military use. From August 2021 to September 2022, he served as Chief Financial Officer of Luzsana Biotechnology, Inc., a subsidiary of Jiangsu Hengrui Pharmaceuticals Co., Ltd., a global biopharmaceutical company. From May 2014 to July 2017, Mr. DosSantos served as Chief Financial Officer of MYOS RENS Technology Inc. (formerly MYOS Corporation), a Nasdaq-listed biotherapeutics company focused on muscle health that completed a business combination with MedAvail Holdings, Inc. in November 2020. From January 2011 to April 2014, he served as Executive Director, Finance Operations for Allergan, Inc. (formerly known as Actavis plc), a global specialty pharmaceutical company focused on the development, manufacture, and distribution of generic, branded, and biosimilar products, which was acquired by AbbVie Inc. in May 2020. Prior to that, from August 2003 to January 2011, Mr. DosSantos served as Senior Director and Assistant Corporate Controller at Celgene Corporation, which was acquired by Bristol Myers Squibb in November 2019. Earlier in his career, he held positions of increasing responsibility at Cytec Industries and National Starch & Chemical, both multinational chemical companies. Mr. DosSantos is a licensed Certified Public Accountant (CPA) and holds a B.S. in Accountancy from Kean University and an M.B.A. in Finance from Seton Hall University.

Stephen A. Brigido, DPM. Dr. Brigido has served as our President, Degenerative Disease since the July 2021 business combination and before that, served as Legacy Celularity’s President, Degenerative Disease and Biobanking since September 2019. Prior to joining Legacy Celularity, Dr. Brigido served as Managing Partner at Venel Holdings from November 2010 to present, and at BBHP Medical LLC from October 2016 to present. Before his tenure at BBHP Medical LLC, Dr. Brigido served as President and Chief Medical Officer at Edge Orthopaedics, LLC from April 2012 to July 2016. While at Edge Orthopaedics, Dr. Brigido was responsible for the development and commercial release of over 30 FDA approved products in foot and ankle surgery. In 2016, he facilitated a sale of that company to Orthofix SRL in Verona, Italy. Dr. Brigido is a founding partner of Plazmology 4, Inc., and has served on its board of directors since 2012. From 2005-2019 Dr. Brigido was the Section Chief of Foot and Ankle Reconstruction at Coordinated Health; and was Director of the Reconstructive Foot and Ankle Fellowship from 2010-2019. In addition to his duties as a surgeon, Dr. Brigido served on the Board of Directors of Coordinated Health Holding Company from 2008-2019. Dr. Brigido has published over 120 peer reviewed papers in regenerative medicine and orthopedics; and has written numerous book chapters. Dr. Brigido is a Professor of Surgery at The Commonwealth Medical College in Scranton, PA, and has numerous patents involving biomaterials and orthopedic hardware. Dr. Brigido obtained a Bachelor of Science from Randolph-Macron College and a Medical Degree from Temple University.

John R. Haines. Mr. Haines has served as our Senior Executive Vice President and Chief Administrative Officer since October 2022 and our Corporate Secretary since 2018. He served as our Executive Vice President and Chief Operating Officer since the July 2021 business combination. Prior thereto, he served as Legacy Celularity’s Chief Operating Officer since October 2020, and as its Chief Administrative Officer since September 2017. Prior to joining Legacy Celularity, from 2013 to 2017, Mr. Haines served as President and Chief Executive Officer at Andiscern Corporation, a private company he cofounded to develop particle accelerator-based technology to detect fissile material used to make nuclear weapons. Prior to his tenure at Andiscern, from 2009 to 2013, Mr. Haines served as President and Chief Executive Officer at Ionetix Corporation, a private company he cofounded in 2009 to commercialize superconducting cyclotron technology developed at the MIT Plasma Fusion Laboratory. Mr. Haines served as President and Chief Operating Officer of Anthrogenesis Corporation from July 1999 through December 2002, when it was acquired by Celgene Corporation and renamed Celgene Cellular Therapeutics. Mr. Haines obtained a Bachelor of Arts in Economics from Villanova University, a Master of Science from the University of Pennsylvania, a Master of Bioethics from the University of Pennsylvania Graduate School of Medicine, a Master of Arts from King’s College London, and a postgraduate diploma from Stanford University.

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EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt may differ materially from the currently planned programs that are summarized in this discussion. As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits programs to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving our goals. We believe our compensation programs should promote the success of our company and align executive incentives with the long-term interests of our stockholders. This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

Our board of directors, with input from our Chief Executive Officer, have historically determined the compensation for our named executive officers. Our named executive officers for the year ended December 31, 2024, were Dr. Robert Hariri, our Chief Executive Officer, Mr. John Haines, our Senior Executive Vice President, Chief Administrative Officer and Corporate Secretary, and Mr. David Beers, our former Chief Financial Officer.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2024 and 2023. We did not provide any non-qualified deferred compensation during the periods presented so we have omitted that column from the table below.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Robert J. Hariri, M.D., Ph.D.	2024	179,140			634,563		35,256	848,959
Chief Executive Officer	2023	1,200,000	-	-	-	-	34,342	1,234,342

John Haines	2024	434,375			46,658		35,973	517,006
Senior Executive Vice President, Chief Administrative Officer and Corporate Secretary	2023	500,000	-	281,200	-	-	34,615	815,815

David Beers	2024	369,219			39,660		36,162	445,041
Chief Financial Officer(4)	2023	425,000		175,750	-	-	34,804	635,554

1.	Salary amounts represent actual amounts earned during 2024 and 2023. In order to comply with the securities purchase agreement with Dragasac Limited dated January 12, 2024, effective February 16, 2024, we implemented a 15% across the board reduction in the annual base salary rate of the members of our executive leadership team for the year ended December 31, 2024, except for Dr. Hariri, who voluntarily elected to reduce his annual base salary rate for the year ended December 31, 2024 by 85%. Dr. Hariri previously agreed to defer a portion of his 2023 base salary, such that a minimum wage level of $35,568 was paid to Dr. Hariri in 2023, with the remaining salary deferred until December 31, 2023. As of December 31, 2023, $1,087,612 of Dr. Hariri’s 2023 base salary was deferred. As further described in the section titled “Agreements with Named Executive Officers and Potential Payments Upon Termination of Employment or Change in Control” below, Dr. Hariri subsequently agreed to waive the payment of such deferred portion. On January 1, 2025, Dr. Hariri’s annual base salary increased to the rate in effect prior to the reduction, or $1,200,000, and Messrs. Haines and Beers’ base salaries increased to $500,000 and $425,000, respectively.

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2.	Amounts reported represent the aggregate grant date fair value of equity awards granted to the named executive officers, computed in accordance with the Financial Accounting Standards Board’s, or FASB’s, Accounting Standards Codification, or ASC, Topic 718. Additional information regarding the assumptions made in calculating the grant date fair value of the equity awards reported in these amounts will be provided in Note 13 to the consolidated financial statements to be included in Company’s Annual Report on Form 10-K for the year ended December 31, 2024. These amounts do not reflect the actual economic value that may be realized by the named executive officer, which will depend on factors including the continued service of the executive and the future value of our stock.

3.	This column reflects the aggregate value of other categories of payment, consisting of (i) for Dr. Hariri, in 2024, $35,037 for health insurance coverage, $78 for life insurance coverage and $141 for disability insurance coverage; and in 2023, $34,264 for health insurance coverage and $78 for life insurance coverage; (ii) for Mr. Haines, in 2024, $35,037 for health insurance coverage, $351 for life insurance coverage and $585 for disability insurance coverage; and in 2023, $34,264 for health insurance coverage and $351 for life insurance coverage; and (iii) for Mr. Beers, in 2024, $35,037 for health insurance coverage, $540 for life insurance coverage and $585 for disability insurance coverage; and in 2023, $34,264 for health insurance coverage and $540 for life insurance coverage.

4.	On June 10, 2025, the Company terminated the employment of Mr. Beers.

Narrative Disclosures to the Summary Compensation Table

The base salaries of our executive officers are generally established and approved by the compensation committee of our board of directors at time of such named executive officer’s commencement of employment, taking into account compensation paid in the market for similar positions, the market demand for such named executive officers and the named executive officer’s total compensation package. The annual base salaries of our named executive officers are generally reviewed, determined and approved by our compensation committee periodically in order to compensate our named executive officers for the satisfactory performance of duties to us. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities.

Bonus Compensation

From time to time the board of directors or compensation committee may approve discretionary cash bonuses for our named executive officers based on individual performance, Company performance or as otherwise determined appropriate. Neither the board of directors, nor the compensation committee thereof approved any performance-based compensation for 2024 or 2023.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including our named executive officers and other executive officers. The board of directors is responsible for approving equity grants. As of the date of this proxy statement, stock option awards and restricted stock unit awards (“RSUs”) were the only form of equity awards we have granted to any of our executive officers.

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We have historically used stock options, and more recently RSUs, as an incentive for long-term compensation to our named executive officers because these are “at risk” as the realized value is dependent upon our stock price. Stock options allow our named executive officers to realize value from this form of equity compensation only if our stock price increases relative to the stock option’s exercise price, which exercise price is set at the fair market value of our Class A common stock on the applicable date of grant. RSUs provide the recipient with one share of our Class A common stock at a designated issue date following the vesting of that unit, without the payment of an exercise price or other cash consideration for the issued share. We may grant equity awards at such times as our board of directors determines appropriate. Our named executive officers generally are awarded an initial grant in the form of a stock option (and since the July 2021 business combination, RSUs) in connection with their commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

All stock options prior to the July 2021 business combination were granted pursuant to Legacy Celularity’s Amended and Restated 2017 Equity Incentive Plan, or the 2017 Plan. We now grant equity incentive awards under our 2021 Equity Incentive Plan, or the 2021 Plan. The board of directors may authorize grants of stock options, stock appreciation rights, restricted stock, RSUs, performance awards, and other stock-based awards under the 2021 Plan. The 2021 Plan will terminate upon the expiration of a ten (10) year term, and awards issued thereunder shall expire as provided in the award agreements with respect thereto.

All stock options are granted with an exercise price per share that is no less than the fair market value of our Class A common stock on the date of grant of such award. Stock option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events. RSUs generally vest over a four-year period, with 25% vesting on the one-year anniversary of the grant date, and the remainder vesting in equal annual installments thereafter so that the RSUs vest in full on the four-year anniversary of the grant date. At times, the board of directors may approve exceptions to our standard RSU vesting terms. Any unvested shares will generally be forfeited upon termination of services. The fair value of an RSU is equal to the fair market value price of our Class A common stock on the date of grant. Annual grants to our executive officers are comprised of a mix of two-thirds stock options and one-third RSUs. See “Executive and Director Compensation - Outstanding Equity Awards at Fiscal Year-End.” All share amounts and exercise prices have been adjusted to reflect a 1-for-10 reverse stock split effected February 28, 2024.

Agreements with Named Executive Officers and Potential Payments Upon Termination of Employment or Change in Control

Each of our named executive officers has entered into an agreement setting forth the terms of their employment with us, the material terms of which are described below. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see the descriptions below that summarize the potential payments provided for in their respective employment agreements.

Robert J. Hariri, M.D., Ph.D.

We entered into an employment agreement with Dr. Hariri effective upon the July 2021 closing of the business combination, setting forth the terms of Dr. Hariri’s employment as our Chief Executive Officer. The employment agreement incorporates our Employee Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement, which Dr. Hariri signed in connection with the employment agreement.

Pursuant to the employment agreement, Dr. Hariri is entitled to an initial annual base salary of $1,200,000. Dr. Hariri’s employment agreement also provides for an annual target bonus of up to 75% of his base salary. Receipt of an annual bonus is subject to the achievement of individual and Company-wide annual performance goals, as established by the board of directors, or a committee thereof. Dr. Hariri’s employment agreement provides that he is eligible to participate in our standard benefit plans maintained for the benefit of our similarly situated employees.

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Effective January 25, 2023, in order to temporarily reduce operation expenses, Dr. Hariri agreed to temporarily decrease the portion of his base salary payable to him to $35,568 per year and to defer the remaining salary until December 31, 2023. As of December 31, 2023, $1.088 million was deferred. In January 2024, the compensation committee of our board of directors approved a cash bonus program, or bonus program, effective February 16, 2024, pursuant to which Dr. Hariri will be paid the $1.088 million if we raise additional cash through offerings of equity securities with aggregate net proceeds equal or greater to $21.0 million at a valuation at least equal to the valuation, cost per security or exercise/conversion price, as applicable, of the Class A common stock and PIPE Warrant purchased by Dragasac Limited in January 2024. Accordingly, we entered into a second amendment to Dr. Hariri’s employment agreement implementing the 85% base salary reduction effective as of February 16, 2024 and documenting the bonus program described above and Dr. Hariri’s waiver of his right to the deferred portion of his 2023 base salary. As a result of the reduction, Dr. Hariri’s annual rate of base salary for the 2024 year was $180,000. Dr. Hariri’s base salary was increased to the rate in effect prior to the reduction, or $1.2 million, effective as of January 1, 2025.

Under Dr. Hariri’s employment agreement, if he resigns for “good reason” or we terminate Dr. Hariri’s employment without “cause” (each as defined in the employment agreement, and excluding a termination on account of Dr. Hariri’s death or disability), and if such termination or resignation is not in connection with a “change in control” (as defined in the 2021 Plan), then Dr. Hariri will be eligible to receive (i) continued payment of his base salary for 24 months following the termination (less applicable tax withholdings), (ii) COBRA premium coverage for up to 18 months, (iii) a prorated portion of his target bonus for the year of termination paid in a lump sum, and (iv) 24 months’ of accelerated vesting of Dr. Hariri’s unvested time-based equity awards. As a condition to receiving the foregoing severance benefits, Dr. Hariri must sign and not revoke a general release contained in a separation agreement in the form presented by us, return all Company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with us.

Under Dr. Hariri’s employment agreement, if he resigns for “good reason” or we terminate Dr. Hariri’s employment without “cause”, and excluding a termination on account of Dr. Hariri’s death or disability), and if such termination or resignation occurs within three months prior to or within 12 months following the effective date of a “change in control”, then Dr. Hariri will be eligible to receive (i) continued payment of his base salary for 36 months following the termination (less applicable tax withholdings), (ii) COBRA premium coverage for up to 18 months, (iii) 100% of his target bonus for the calendar year of termination paid in a lump sum, and (iv) full acceleration of the vesting of Dr. Hariri’s unvested equity awards. As a condition to receiving the foregoing severance benefits, Dr. Hariri must sign and not revoke a general release contained in a separation agreement in the form presented by us, return all Company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with us.

Under Dr. Hariri’s employment agreement, if payments and benefits payable to Dr. Hariri in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Code, then such payments and benefits shall be reduced to equal either (A) an amount determined by us in good faith to be the maximum amount that may be provided to Dr. Hariri so that the Section 4999 excise tax does not apply, or (B) the largest portion of the payments after taking into account all applicable taxes, whichever results in Dr. Hariri receiving the greater economic benefit on an after-tax basis notwithstanding that some or all of the payment or benefit may be subject to excise tax.

Under Dr. Hariri’s employment agreement, if Dr. Hariri is terminated on account of his death or “disability” (as defined in the employment agreement), then Dr. Hariri (or his legal representatives, in the event of his death) will be eligible to receive a prorated bonus for the year of termination paid in a lump sum. As a condition to receiving the foregoing payment, Dr. Hariri (or his legal representatives, in the event of his death) must sign and not revoke a general release contained in a separation agreement in the form presented by us.

John Haines

We entered into an employment agreement effective upon the July 2021 closing of the business combination, setting forth the terms of Mr. Haines’ employment as our Chief Operating Officer, which was amended and restated in its entirety effective as of April 1, 2022 and further amended in February 2024. Such amended and restated employment agreement, as amended, is applicable to Mr. Haines’ current role as our Chief Administrative Officer. The employment agreement incorporates our Employee Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement, which Mr. Haines signed in connection with the employment agreement.

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Pursuant to the employment agreement, Mr. Haines was entitled to an initial annual base salary of $445,000 (which was increased to $500,000 in October 2022 in connection with his promotion to Chief Administrative Officer). Mr. Haines’ employment agreement also provided for an initial annual target bonus of up to 40% (increased to 50% in October 2022) of his base salary. Receipt of an annual bonus is subject to the achievement of individual and Company-wide annual performance goals, as established by our board of directors or a committee thereof. Mr. Haines’ employment agreement provides that he is eligible to participate in our standard benefit plans maintained for the benefit of our similarly situated employees. Effective February 16, 2024, in order to comply with the Securities Purchase Agreement dated January 12, 2024 with Dragasac Limited, we entered into an amendment to the employment agreement with Mr. Haines, whereby Mr. Haines agreed to decrease his base salary to $425,000 per year through December 31, 2024. Effective as of January 1, 2025, Mr. Haines’ base salary returned to the prior annual rate of $500,000.

Under Mr. Haines’ employment agreement, if he resigns for “good reason” or we terminate Mr. Haines’ employment without “cause” (each as defined in the employment agreement, and excluding a termination on account of Mr. Haines’ death or disability), and if such termination or resignation is not in connection with a “change in control” (as defined in the 2021 Plan), then Mr. Haines will be eligible to receive (i) continued payment of his base salary for 12 months following the termination (less applicable tax withholdings), (ii) COBRA premium coverage for up to 12 months, (iii) a prorated bonus for the year of termination paid in a lump sum, and (iv) 12 months’ of accelerated vesting of Mr. Haines’ unvested time-based equity awards. As a condition to receiving the foregoing severance benefits, Mr. Haines must sign and not revoke a general release contained in a separation agreement in the form presented by us, return all Company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with us.

Under Mr. Haines’ employment agreement, if he resigns for “good reason” or we terminate Mr. Haines’ employment without “cause”, and if such termination or resignation occurs within three months prior to or within 12 months following the effective date of a “change in control”, then Mr. Haines will be eligible to receive (i) continued payment of his base salary for 12 months following the termination (less applicable tax withholdings), (ii) COBRA premium coverage for up to 12 months, (iii) 100% of his target bonus for the calendar year of termination paid in a lump sum, and (iv) full acceleration of the vesting of Mr. Haines’ unvested equity awards. As a condition to receiving the foregoing severance benefits, Mr. Haines must sign and not revoke a general release contained in a separation agreement in the form presented by us, return all Company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with us.

Under Mr. Haines’ employment agreement, if payments and benefits payable to Mr. Haines in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Code, then such payments and benefits shall be reduced to equal either (A) an amount determined by us in good faith to be the maximum amount that may be provided to Mr. Haines so that the Section 4999 excise tax does not apply, or (B) the largest portion of the payments after taking into account all applicable taxes, whichever results in Mr. Haines receiving the greater economic benefit on an after-tax basis notwithstanding that some or all of the payment or benefit may be subject to excise tax.

Under Mr. Haines’ employment agreement, if Mr. Haines is terminated on account of his death or “disability” (as defined in the employment agreement), then Mr. Haines (or his legal representatives, in the event of his death) will be eligible to receive his prorated target bonus for the year of termination paid in a lump sum. As a condition to receiving the foregoing payment, Mr. Haines (or his legal representatives, in the event of his death) must sign and not revoke a general release contained in a separation agreement in the form presented by us.

David C. Beers

We entered into an employment agreement effective upon the July 2021 closing of the business combination, setting forth the terms of Mr. Beers’ employment as our Chief Financial Officer, which was amended and restated in its entirety effective as of April 1, 2022 and further amended in February 2024. Such amended and restated employment agreement, as amended, was applicable to Mr. Beers’ former role as our Chief Financial Officer.

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On June 10, 2025, we terminated the employment of Mr. Beers without cause pursuant to Section 6.2 of the amended and restated employment agreement. Mr. Beer’s termination was not related to our financial or operating results or to any disagreements or concerns regarding our financial or reporting practices. Mr. Beers is entitled to the payments and benefits provided for in the agreement with respect to a termination without cause, subject to his execution of a general release.

The employment agreement incorporated Celularity’s Employee Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement, which Mr. Beers signed in connection with the employment agreement.

Pursuant to the employment agreement, Mr. Beers was entitled to an initial annual base salary of $425,000. Mr. Beers’ employment agreement also provided for an annual target bonus of up to 40% of his base salary. Receipt of an annual bonus was subject to achievement of individual and Company-wide annual performance goals, as established by our board of directors or committee thereof. Mr. Beers’ employment agreement provided that he was eligible to participate in our standard benefit plans maintained for the benefit of our similarly-situated employees. Effective February 16, 2024, in order to comply with the Securities Purchase Agreement dated January 12, 2024 with Dragasac Limited, we entered into an amendment to the employment agreement with Mr. Beers, whereby Mr. Beers agreed to decrease his base salary to $361,250 per year through December 31, 2024. Effective as of January 1, 2025, Mr. Beers’ base salary returned to the prior annual rate of $425,000.

Under Mr. Beers’ employment agreement, if he resigned for “good reason” or we terminated Mr. Beers’ employment without “cause” (each as defined in the employment agreement, and excluding a termination on account of Mr. Beers’ death or disability), and if such termination or resignation was not in connection with a “change in control” (as defined in 2021 Plan), then Mr. Beers would have been eligible to receive (i) continued payment of his base salary for twelve months following the termination (less applicable tax withholdings), (ii) COBRA premium coverage for up to twelve months, (iii) a prorated bonus for the year of termination paid in a lump sum, and (iv) twelve months’ of accelerated vesting of Mr. Beers’ unvested time-based equity awards. As a condition to receiving the foregoing severance benefits, Mr. Beers must sign and not revoke a general release contained in a separation agreement in the form presented by us, return all Company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with us.

Under Mr. Beers’ employment agreement, if he resigned for “good reason” or we terminated Mr. Beers’ employment without “cause”, and if such termination or resignation occurs within three months prior to or within 12 months following the effective date of a “change in control” , then Mr. Beers would have been eligible to receive (i) continued payment of his base salary for 12 months following the termination (less applicable tax withholdings), (ii) COBRA premium coverage for up to 12 months, (iii) 100% of his target bonus for the calendar year of termination paid in a lump sum, and (iv) full acceleration of the vesting of Mr. Beers’ unvested equity awards. As a condition to receiving the foregoing severance benefits, Mr. Beers must sign and not revoke a general release contained in a separation agreement in the form presented by us, return all company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with us.

Under Mr. Beers’ employment agreement, if payments and benefits payable to Mr. Beers in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Code, then such payments and benefits shall be reduced to equal either (A) an amount determined by us in good faith to be the maximum amount that may be provided to Mr. Beers so that the Section 4999 excise tax does not apply, or (B) the largest portion of the payments after taking into account all applicable taxes, whichever results in Mr. Beers receiving the greater economic benefit on an after-tax basis notwithstanding that some or all of the payment or benefit may be subject to excise tax.

Under Mr. Beers’ employment agreement, if Mr. Beers was terminated on account of his death or “disability” (as defined in the employment agreement), then Mr. Beers (or his legal representatives, in the event of his death) would have been eligible to receive his prorated target bonus for the year of termination paid in a lump sum. As a condition to receiving the foregoing payment, Mr. Beers (or his legal representatives, in the event of his death) must sign and not revoke a general release contained in a separation agreement in the form presented by us.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding equity awards for each of our named executive officers as of December 31, 2024. The table reflects both vested and unvested options and unvested stock awards.

Option Awards							Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Robert J. Hariri, M.D., Ph.D.	2/20/2018	23,029		-	$28.70	2/20/2028
	12/3/2018	17,468		-	$38.80	12/3/2028
	2/6/2020	38,430		-	$37.00	2/6/2030
	4/6/2021	192,149		-	$102.10	4/6/2031
	9/9/2021	249,387	(1)	19,621	$102.30	9/9/2031
	4/13/2022	25,652	(2)	12,828	$101.60	4/13/2032
	4/13/2022(3)	-		-	$-	-	6,562	$13,649
	2/16/2024	293,779		-	$4.34	2/16/2034
John Haines	6/2/2017	10,261		-	$2.80	6/2/2027
	2/20/2018	32,711		-	$28.70	2/20/2028
	12/3/2018	6,114		-	$38.80	12/3/2028
	2/6/2020	6,114		-	$37.00	2/6/2030
	4/6/2021	38,430		-	$102.10	4/6/2031
	9/9/2021	35,623	(1)	2,807	$102.30	9/9/2031
	4/13/2022	12,826	(2)	6,414	$101.60	4/13/2032
	4/13/2022(3)	-		-	$-	-	3,282	$6,827
	2/17/2023(4)	-		-	$-	-	20,000	$41,600
	2/16/2024	21,601		-	$4.34	2/16/2034
David Beers(6)	5/7/2020	53,802		-	$37.00	5/7/2030
	4/6/2021	7,686		-	$102.10	4/6/2031
	9/9/2021	14,249	(1)	1,123	$102.30	9/9/2031
	4/13/2022	8,016	(2)	4,009	$101.60	4/13/2032
	4/13/2022(3)	-		-	$-	-	2,051	$4,266
	2/17/2023(4)	-		-	$-	-	12,500	$26,000
	2/16/2024	18,361		-	$4.34	2/16/2034

1	50% is fully-vested as of the grant date; 50% is subject to time-based vesting over a four-year period from July 16, 2021, with 25% of this tranche vesting on the one-year anniversary of July 16, 2021, and the remainder vesting monthly thereafter so that vested in full on the four-year anniversary of July 16, 2021.

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2	25% vest at one year after grant, and monthly thereafter for three years.
3	25% vest at one year after grant, and the remainder vesting in equal annual installments thereafter so that vested in full on the four-year anniversary of the grant date, and subject to continuous service on each vesting date.
4	50% vest at one year after grant, and the remainder vesting in full on the two-year anniversary of the grant date, and subject to continuous service on each vesting date.
5	Based on the $2.08 closing price of our Class A common stock on December 31, 2024, the last trading day of 2024.
6	On June 10, 2025, the Company terminated the employment of Mr. Beers.

Perquisites, Health, Welfare and Retirement Benefits

Our named executive officers, during their employment with us, are eligible to participate in our employee benefit plans, including our medical, dental, group term life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. In addition, we provide a 401(k) plan to our employees, including our named executive officers, as discussed in the section below entitled “-401(k) Plan.”

We generally do not provide perquisites or personal benefits to our named executive officer, except in limited circumstances. We do, however, pay the premiums for medical, dental, group term life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. The board of directors may elect to adopt qualified or nonqualified benefit plans in the future if we determine that doing so is in our best interests.

401(k) Plan

We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which is $23,000 for 2024 and $22,500 for 2023. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar years 2024 and 2023 may be up to an additional $7,500 above the statutory limit. We currently make matching contributions into the 401(k) plan on behalf of participants. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee. During the year ended December 31, 2022, the Company accrued approximately $1.16 million, but has not made the matching contribution to the plan.

Nonqualified Deferred Compensation

We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. The board of directors may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if we determine that doing so is in our best interests.

Compensation Risk Assessment

Our board of directors is responsible for the oversight of our risk profile, including compensation-related risks. Our compensation committee monitors our compensation policies and practices as applied to our employees to ensure that these policies and practices do not encourage excessive and unnecessary risk-taking. Our management, together with the compensation committee, reviews our compensation programs, including our executive compensation program, to determine if such programs create risks that are likely to have a material adverse effect on our Company. We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

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Director Compensation

Our non-employee director compensation policy sets forth the terms upon which non-employee directors will be compensated for their service on our board of directors. Under this policy, non-employee directors are compensated in cash for their board service and service on committees, receive equity and reimbursement for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors. Under the terms of the policy in effect in 2022, each non-employee director received an annual cash retainer of $45,000. Members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee received additional annual cash retainers of $10,000, $8,000 and $5,000, respectively, while the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee received additional annual cash retainers of $20,000, $16,000 and $10,000, respectively.

Under the terms of the policy, each non-employee member of our board of directors continuing in office automatically receives an annual equity award equal to $300,000 as of the date of grant comprised 50% of options and 50% RSUs, on the date of our annual meeting of stockholders. Each non-employee director also receives an initial equity grant equal to $300,000 of options when he or she first joins our board of directors, which options vests ratably over three years from the grant date. Accordingly, on the date of our 2024 annual stockholders meeting, each non-employee director received an equity grant valued at $300,000, or options to acquire 84,746 shares and 67,416 RSUs and, on the date of our 2023 annual stockholders meeting, each non-employee director received an equity grant valued at $300,000, or options to acquire 27,778 shares and 19,992 RSUs.

The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director in a calendar year for services as a non-employee director will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $750,000 in any other calendar year. Dr. Hariri does not receive additional compensation for his services as a director.

The following table provides the compensation earned by our non-employee directors in 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Peter H. Diamandis, M.D.	53,000	150,001	150,000	-	353,001
Richard J. Berman(2)	20,833	150,001	452,365	-	623,199
Dean C. Kehler(3)	70,500	150,001	150,000	-	370,501
Marc Mazur(4)	41,417	-	-	-	41,417
Geoffrey Ling, M.D.	48,750	150,001	150,000	-	348,751
Diane Parks	65,000	150,001	150,000	-	365,001

1.	Amounts reported represent the aggregate grant date fair value of equity awards granted to the non-employee directors during 2024, computed in accordance with the FASB’s ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 11 to our unaudited condensed consolidated financial statements included in Part I, Item 1. of the 2024 quarterly reports on Form 10-Q. These amounts do not reflect the actual economic value that may be realized by the non-employee director, which will depend on factors including the continued service of the executive and the future value of our stock.
2.	Mr. Berman joined our board of directors on August 27, 2024 and his compensation for 2024 has been pro-rated to reflect the date he joined. Mr. Berman passed away in February 2025..
3.	Mr. Kehler resigned from our board of directors and all committees thereof, effective May 14, 2025.
4.	Mr. Mazur resigned from our board of directors and all committees thereof, effective July 31, 2024.

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The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2024 by each non-employee director who was serving as a member of our board of directors as of December 31, 2024 and who is currently serving as a member of the board of directors (each as adjusted for the 1-for-10 reverse stock split effected February 28, 2024).

Name	Stock Awards	Option Awards
Richard J. Berman	67,416	202,857
Peter H. Diamandis, M.D.	67,416	416,459
Dean C. Kehler	67,416	123,544
Geoffrey Ling, M.D.	67,416	209,746
Diane Parks	67,416	122,180

Company Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Compensation Committee last granted a stock option in February 2024. The Company does not grant stock options or similar awards to Section 16 Insiders, most SVPs, and other Vice Presidents and above who directly report to the CEO in anticipation of the release of material nonpublic information that is likely to result in changes to the price of the Company’s stock, such as a significant positive or negative earnings announcement, or time the public release of such information based on stock option grant dates. In addition, the Company does not grant stock options or similar awards during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Current Report on Form 8-K that discloses material nonpublic information. These restrictions do not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of the Company’s stock on the date of grant. The Company also grants stock options to eligible new hires on the first day of the month following the employee start date.

The Company’s executive officers would not be permitted to choose the grant date for any stock option grants.

During fiscal 2024, none of the Company’s named executive officers were awarded stock options, and the Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Equity Compensation Plan Information (Information as of December 31, 2024)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights(A)		Weighted-Average Exercise Price of Outstanding Options and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(A))
Equity compensation plans approved by security holders.(1)	$4,742,857	(2)	$27.30	(3)	838, 846	(4)

1	The equity compensation plans approved by stockholders consist of the 2017 Plan, the 2021 Plan and the Celularity Inc. 2021 Employee Stock Purchase Plan, or the ESPP.
2	Includes 736,332 shares subject to RSUs that will entitle the holder to one share of Class A common stock for each unit that vests over the holder’s period of continuous service.
3	The calculation does not take into account the 736,332 shares of Class A common stock subject to outstanding RSUs. Such shares will be issued at the time the RSUs vest, without any cash consideration payable for those shares.
4	Consists of shares available for future issuance under the 2021 Plan and the ESPP. As of December 31, 2024, 282,221 shares of Class A common stock were available for issuance under the 2021 Plan, and 556,625 shares of Class A common stock were available for issuance under the ESPP. The 2021 Plan and ESPP each contain an “evergreen” provision, pursuant to which on January 1st of each year we automatically add 4% of our shares of Class A common stock outstanding on the preceding December 31st to the shares reserved for issuance to the 2021 Plan and lesser of (i) 1% of the total number of shares of our Class A common stock outstanding on December 31 of the preceding calendar year, and (ii) 213,922 shares (100% of the initial share reserve) to the ESPP, provided that the our board of directors may authorize a lesser number in each case. Accordingly, effective January 1, 2025, 899,499 shares were added to the 2021 Plan reserve and 213,922 shares were added to the ESPP reserve.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2023 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under Item 11 “Executive Compensation” in the 2024 Annual Report.

Sponsor Vesting Agreement

In connection with the closing of the business combination, GX Sponsor LLC the sponsor of our Company prior to consummation of the business combination, distributed to its members 708,750 shares of Class A common stock, and 700,000 warrants.

Following the distribution, the sponsor and each member of sponsor that received such shares in the distribution entered into vesting agreements pursuant to which 25% of the shares received by each such holder became subject to a restriction on transfer, with such shares being released from this transfer restriction on the first day that the volume weighted average price of the Class A common stock on Nasdaq is at or above $120.00 for 20 trading days over a 30 consecutive trading day period. On January 12, 2024, we entered into a securities purchase agreement with an existing investor, Dragasac Limited, which triggered the release of the restriction from these shares. See Note 13, “Equity” to our consolidated financial statements included elsewhere in this annual report for information about the January 12, 2024 security purchase agreement with Dragasac. Any such shares that do not vest by July 15, 2031 will be forfeited.

Each member of sponsor that received shares in the distribution also entered into a lock-up agreement that expired in July 2022.

Related Party Financings

March 2023 Securities Purchase Agreement

On March 20, 2023, we entered into a securities purchase agreement with two accredited investors, including our Chairman and Chief Executive Officer, Dr. Robert Hariri, providing for the private placement of (i) 938,184 shares of our Class A common stock and (ii) accompanying warrants to purchase up to 938,184 shares of our Class A common stock, or the PIPE Warrants, for $83.43 per share and $1.25 per accompanying PIPE Warrant, for an aggregate purchase price of approximately $9.0 million (of which Dr. Hariri subscribed for $2.0 million). The closing of the private placement occurred on March 27, 2023 and was subject to the satisfaction of customary closing conditions. Each PIPE Warrant has an exercise price of $30.00 per share, is immediately exercisable, will expire on March 27, 2028 (five years from the date of issuance), and is subject to customary adjustments for certain transactions affecting our capitalization. The PIPE Warrants may not be exercised if the aggregate number of shares of Class A common stock beneficially owned by the holder thereof (together with its affiliates) would exceed the specified percentage cap provided therein (which may be adjusted upon 61 days advance notice) immediately after exercise thereof. We also entered into a registration rights agreement with the purchasers (including Dr. Hariri) whereby we agreed to register the resale of the shares of Class A common stock and the shares of Class A common stock issuable upon exercise of the PIPE Warrants, among other shares.

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August 2023 Loan Agreement

On August 21, 2023, we entered into a loan agreement with our Chairman and Chief Executive Officer, Dr. Robert Hariri, and two unaffiliated lenders, providing for a loan in the aggregate principal amount of $3.0 million (of which Dr. Hariri contributed $1.0 million). This loan bears interest at a rate of 15% per year, with the first year of interest being paid in kind on the last day of each month and matures on August 21, 2024. In addition, we are required to apply the net proceeds from a subsequent transaction (as defined) in which we receive gross proceeds of $4.5 million or more to repay the loan. We did not repay the loan upon receipt of the letter of credit funds in connection with signing the lease amendment. The lenders have not demanded repayment as of the issuance date. The carrying amount of this loan was deemed to approximate fair value. On October 12, 2023, in order to further address our immediate working capital requirements, we signed a promissory note with Dr. Hariri for $0.3 million, which bears interest at a rate of 15.0% per year. This promissory note matures together with the outstanding principal amount and accrued and unpaid interest upon the earlier of twelve months from the date of the note or upon a change of control. As of December 31, 2023, the aggregate carrying value of these loans inclusive of accrued interest was $3.5 million of which $1.4 million is shown as other short-term - related party due to Dr. Hariri and $2.1 million is shown as other short-term debt on the consolidated balance sheets.

Short-Term Debt - Related Parties (Senior Secured Bridge Loans)

C.V. Starr & Co., Inc

On March 17, 2023, we entered into a bridge loan agreement with C.V. Starr & Co., Inc., a beneficial owner of more than 5% of our common stock, for an aggregate principal amount of $5.0 million, net of an original issue discount of $0.1 million. The bridge loan bears interest at a rate equal to 12.0% per year or 15.0% in the event of default, with the first year of interest being paid in kind on the last day of each month, and matures on March 17, 2025. In addition, we issued C.V. Starr a 5-year warrant to acquire up to an aggregate 75,000 shares of our Class A common stock at an exercise price of $7.10 per share. In June 2023, we granted C.V. Starr an additional warrants to acquire up to an aggregate 50,000 shares of our Class A common stock at an exercise price of $8.10 per share.

Under the terms of the Starr bridge loan, we agreed to customary negative covenants restricting our ability to repay indebtedness, pay dividends to stockholders, repay or incur other indebtedness other than as permitted, grant or suffer to exist a security interest in any of our assets, other than as permitted, or hold cash and cash equivalents less than $3.0 million for more than five consecutive business days. During the third quarter of 2023, our cash and cash equivalents fell below the $3.0 million minimum liquidity covenant, which per the terms of the loan agreement caused an event of default. Therefore, we reclassified the loan as a current liability reflected within short-term debt - related parties on the consolidated balance sheets as of December 31, 2023. In addition to negative covenants, the Starr bridge loan includes customary events of default and we granted C.V. Starr a senior security interest in all of our assets, pari passu with RWI.

On January 12, 2024, we entered into an amendment, which terminated the minimum $3.0 million liquidity covenant requirement. In addition to the negative covenants, the Starr bridge loan includes customary events of default and we granted C.V. Starr a senior security interest in all of our assets, pari passu with RWI.

On March 13, 2024, we and C.V. Starr, entered into a forbearance agreement, with respect to the Starr bridge loan. Under the forbearance agreement, (i) C.V. Starr agreed not to exercise its rights and remedies upon the occurrence of any default under the Starr bridge loan agreement until our obligations in respect of the Yorkville convertible note have been indefeasibly paid in full, (ii) C.V. Starr consented to our incurrence of indebtedness under the Yorkville convertible note, (iii) C.V. Starr consented to cash payments required to be made under the SEPA and the Yorkville convertible note, (iv) we agreed to increase the interest rate on the Starr bridge loan by 100 basis points and (v) we agreed to amend the exercise price of (x) that certain warrant to acquire 75,000 shares of our Class A common stock for $7.10 per share, expiring March 17, 2028, and (y) that certain warrant to acquire 50,000 shares of our Class A common stock for $8.10 per share expiring June 20, 2028, each of which are held by C.V. Starr, such that the exercise price of each such warrant in (x) and (y) is $5.895 per share. In addition, the interest rate of the Starr bridge loan was increased to 13% per annum.

On February 12, 2025, we entered into the Starr Binding Term Sheet with Starr, pursuant to which Starr agreed to, among other things, an extension of the Starr Forbearance Agreement whereby Starr agreed not to exercise its rights and remedies upon the occurrence of any default under the Starr Bridge Loan and whereby the maturity date of the Starr Bridge Loan has been extended to February 15, 2026. Pursuant to the Binding Term Sheet, we agreed to (i) use a portion of the proceeds from our next registered public offering to pay Starr approximately $0.8 million, representing cash interest through January 31, 2025 and (ii) issue to Starr a new five-year warrant to purchase up to 100,000 shares of its Class A common stock. In addition, we agreed to reprice certain outstanding warrants held by Starr.

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Resorts World Inc Pte Ltd

On May 16, 2023, we entered into a senior secured bridge loan agreement with RWI providing for an initial loan in the aggregate principal amount of $6.0 million net of an original issue discount of $0.1 million, which bears interest at a rate of 12.5% per year or 15.5% in the event of default, with the first year of interest being paid in kind on the last day of each month, and matured on June 14, 2023. On June 21, 2023, we closed on an amended and restated senior secured bridge loan agreement, which amended and restated the previous senior secured RWI bridge loan agreement, in its entirety. The amended RWI bridge loan provides for an additional loan in the aggregate principal amount of $6.0 million net of an original issue discount of $0.7 million, which bears interest at a rate of 12.5% per year or 15.5% in the event of default, with the first year of interest being paid in kind on the last day of each month, and matures March 17, 2025. The amended RWI bridge loan extended the maturity date of the initial bridge loan to March 17, 2025. In addition, it provides for the issuance of warrants to acquire up to an aggregate of 300,000 shares of our Class A common stock, at an exercise price of $8.10 per share.

Pursuant to the terms of the amended RWI bridge loan, we were required to apply the net proceeds to the trigger payments due to Yorkville pursuant to the PPA. RWI is affiliated with Lim Kok Thay, a former member of our board of directors. In addition, we agreed to customary negative covenants restricting our ability to repay indebtedness, pay dividends to stockholders, repay or incur other indebtedness other than as permitted, grant or suffer to exist a security interest in any of our assets, other than as permitted, or hold cash and cash equivalents less than $3.0 million for more than five consecutive business days, and customary events of default. We granted RWI a senior security interest in all of our assets, pari passu with C.V. Starr pursuant to the Starr bridge loan. We also signed a forbearance agreement on September 14, 2023, whereby RWI agreed to forebear any action under the terms of the initial RWI bridge loan in relation to the minimum $3.0 million liquidity covenant and with respect to any potential default in relation to our outstanding debt owed to Yorkville until December 31, 2023. However, because we were not in compliance with the minimum liquidity covenant at December 31, 2023, we reclassified the loan as a current liability reflected within short-term debt - related parties on the consolidated balance sheets as of December 31, 2023.

On January 12, 2024, we entered into a second amended and restated senior secured loan agreement, to amend and restate the previously announced senior secured loan agreement with RWI dated as of May 16, 2023, as amended on June 20, 2023, in its entirety. The second amended bridge loan provided for an additional loan in the aggregate principal amount of $15.0 million net of an original issue discount of $3.75 million, which bears interest at a rate of 12.5% per year, with the first year of interest being paid in kind on the last day of each month, and matures July 16, 2025. In addition, the RWI second amended bridge loan provides for the issuance of a 5-year immediately exercisable warrant to acquire up to 1,650,000 shares of our Class A common stock, or the Tranche 1 warrant, and a warrant to acquire up to 1,350,000 shares of our Class A common stock, which only became exercisable upon the later of (x) stockholder approval for Nasdaq purposes of its exercise price, (y) CFIUS clearance and (z) six months from issuance date, or the Tranche 2 warrant, and will expire 5 years after it becomes exercisable (e.g., July 17, 2029). The Tranche 1 warrant and Tranche 2 warrant were each issued at closing of the loan on January 16, 2024. The Tranche 1 warrant has an exercise price of $2.4898 per share, and the Tranche 2 warrant has an exercise price equal to $2.988, which was the “Minimum Price” (as determined pursuant to Nasdaq 5635(d)) on July 15, 2024, the date it became exercisable.

Pursuant to the terms of the RWI second amended bridge loan, we were required to apply the proceeds of the additional loan (i) to the payment in full of all outstanding amounts owed to Yorkville under the PPA, (ii) to the payment of invoices of certain critical vendors, (iii) to the first settlement payment owed to Palantir, and (iv) for working capital and other purposes pre-approved by RWI. We also agreed to customary negative covenants restricting our ability to pay dividends to stockholders, repay or incur other indebtedness other than as permitted, or grant or suffer to exist a security interest in any of our assets, other than as permitted. In addition, we agreed to apply net revenues received through the sale of our products/provision of services in connection with or related to its distribution and manufacturing agreement with Genting Innovation as a prepayment towards the loan.

On March 13, 2024, we entered into a second forbearance agreement with RWI whereby (i) RWI agreed not to exercise its rights and remedies upon the occurrence of any default under the RWI loan agreement until our obligations in respect of the Yorkville convertible note have been indefeasibly paid in full or March 13, 2025, whichever occurs first, (ii) RWI consented to our incurrence of indebtedness under the Yorkville convertible note, (iii) RWI consented to cash payments required to be made under the SEPA and the Yorkville convertible note, (iv) we agreed to increase the interest rate on RWI bridge loan by 100 basis points and (v) we agreed to issue RWI a warrant to acquire up to 300,000 shares of our Class A common stock, which expires June 20, 2028 and has an exercise price of $5.895 per share.

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On February 12, 2025, we entered into the RWI Binding Term Sheet with RWI, pursuant to which RWI agreed to, among other things, an extension of the RWI 2nd Forbearance Agreement whereby RWI has agreed not to exercise its rights and remedies upon the occurrence of any default under certain loans owed to RWI and whereby the maturity date of the foregoing loans is extended to February 15, 2026. Pursuant to the RWI binding term sheet, we agreed to (i) use a portion of the proceeds from our next registered public offering to pay RWI approximately $1.3 million, representing cash interest through January 31, 2025 and (ii) issue to RWI, on July 24, 2025, a new five-year warrant to purchase up to 500,000 shares of its Class A common stock. In addition, we agreed to reprice certain outstanding warrants held by RWI.

License and Other Agreements

Celgene License, Investment Rights and Contingent Value Rights Agreements

In August 2017, in connection with the Anthrogenesis Corporation acquisition, we entered into a license agreement with Celgene and we issued shares of our Series X Preferred Stock to Celgene as merger consideration and also entered into the CVR Agreement and investment rights agreement with Celgene. Celgene is a holder of more than 5% of our capital stock.

Pursuant to the Celgene license agreement, Celgene has (i) a worldwide, royalty-free, fully-paid up, non-exclusive license, without the right to grant sublicenses (other than to its affiliates), to certain of Anthrogenesis’ intellectual property for preclinical research purposes in all fields and (ii) a worldwide, royalty-free, fully-paid up, non-exclusive, sublicensable license to certain of Anthrogenesis’ intellectual property to develop, manufacture, commercialize and otherwise fully exploit products and services in connection with the construction of any CAR, the modification of any T-cells or NK cells to express such a CAR, and/or the use of such CARs or T-cells or NK cells for any purpose.

In addition, under the investment rights agreement as amended in March 2021, Celgene has the right to participate in any process in connection with a sale of our Company. In addition, if at any time we cease to be subject to the reporting requirements of the Exchange Act (other than as a result of a change of control or other liquidation event), Celgene’s prior information rights and board observer rights will be reinstated.

Pursuant to the CVR Agreement, Legacy Celularity issued one CVR in respect of each share of its Series X Preferred Stock issued to Celgene in connection with the Anthrogenesis acquisition. On March 4, 2021, the parties entered into Amendment No. 1 to the CVR Agreement reflecting the parties’ agreement to separate the CVRs from the shares of Series X Preferred Stock. Accordingly, in light of the July 2021 consummation of the business combination, the CVRs may be sold, assigned and transferred apart from the shares of Series X Preferred Stock, which converted into Class A common stock at the closing of the business combination.

The CVR Agreement entitles the holders of the CVRs to an aggregate amount, on a per program basis, of $50 million in regulatory milestones and an aggregate $125 million in commercial milestone payments with respect to certain of our investigational therapeutic programs, which would include the current CYNK-001, CYNK-101, and PDA-002 pipeline candidates and the legacy PDA-001 program (certain placenta-derived adherent cells, proprietary to Anthrogenesis, that are formulated for intravenous delivery, with respect to PDA-001 that is no longer in development. Such payments under the CVR Agreement also expressly cover PNK-007 (which includes certain NK cells proprietary to Anthrogenesis, produced by a process proprietary to Anthrogenesis as of the closing of the Anthrogenesis transaction) and certain PNK-007 cells with a genetic modification (but not including NK cells with a chimeric receptor, including a CAR), along with any derivatives, parts, subparts, or progeny of any of the foregoing, or any therapeutic based or derived (in whole or in part) on certain related development programs as they existed as of the closing of the Anthrogenesis transaction. Accordingly, as we expand our NK cell type franchise into new indications and, as a general matter, because these payments are not payable until a later stage of development, we expect to continue to evaluate its present and future therapeutic candidates as they develop and evolve in light of the specific terms in the CVR Agreement to determine the specific products on which such amounts will be payable. In addition, with respect to each such program and calendar year, the CVR holders will be entitled to receive a royalty equal to a mid-teen percentage of the annual net sales for such program’s therapeutics from the date of the first commercial sale of such program’s therapeutic in a particular country until the latest to occur of the expiration of the last to expire of any valid patent claim covering such program therapeutic in such country, the expiration of marketing exclusivity with respect to such therapeutic in such country, and August 2027 (i.e., the tenth anniversary of the closing of the acquisition of Anthrogenesis).

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Consulting Agreements

Effective August 31, 2022, Dr. Pecora resigned as our President, and subsequently entered into a consulting agreement dated September 21, 2022, to receive a $10,000 monthly fee for an initial six-month term, which agreement will be automatically renewed for one additional six-month term if either party does not provide notice of non-renewal. Simultaneously, we entered into a new Scientific Advisory Board Agreement, effective as of September 1, 2022, whereby Dr. Pecora agreed to serve as co-chair of our scientific and clinical advisory board for a $10,000 monthly fee and a one-time grant of RSUs having a value of $125,000 on the grant date and will vest equally over four years. The advisory board agreement has a one-year term and may be renewed for successive one-year terms upon mutual agreement of both parties. We paid Dr. Pecora total fees of $80,000 for the year ended December 31, 2022. The consulting agreement was early terminated effective January 14, 2023. As of August 8, 2024, Dr. Pecora no longer serves on the Company’s scientific and clinical advisory board.

Advisory Agreement with Robin L. Smith M.D.

In August 2022, we entered into an advisory agreement with Robin L. Smith, M.D., a member of our board of directors, to receive $20,000 per month for advisory fees, an equity grant for a total amount of 105,000 stock options with the initial tranche of 25,000 stock options vesting upon execution of the advisory agreement and the remaining shares subject to vesting upon achievement of certain predefined milestones. On November 1, 2022, the second tranche of 20,000 stock options vested upon achievement of the first milestone. The agreement also provides for a one-time cash bonus of $1.5 million upon the successful achievement of the trigger event, as defined in the agreement. We paid advisory fees of $20,000 and $80,000 for the years ended December 31, 2023 and December 31, 2022, respectively. The advisory agreement expired pursuant to the terms of the agreement on August 16, 2023 and was not renewed for an additional term.

Employment of an Immediate Family Member

Alexandra Hariri, the daughter of Robert J. Hariri, M.D., Ph.D., our Chairman and Chief Executive Officer, is employed by us as Vice President, Corporate Strategy & Business Development. For each of the years ended December 31, 2024 and 2023, Ms. Hariri’s base salary was $265,000 per year, respectively. Ms. Hariri has received and continues to be eligible to receive a bonus, equity awards and benefits on the same general terms and conditions as applicable to unrelated employees in similar positions.

Employment Agreements

We entered into amended and restated employment agreements with each of our executive officers upon the closing of the July 2021 business combination, and have further amended and restated certain of these employment agreements in 2022 (and in 2024 for Dragasac). These agreements superseded the prior change in control severance agreements. See “Executive and Director Compensation - Agreements with Named Executive Officers and Potential Payments Upon Termination of Employment or Change in Control” for a description of the terms of the employment agreements with our named executive officers.

Stock Options and RSUs Granted to Executive Officers and Directors

We have granted stock options and RSUs to our executive officers and directors, each as more fully described in “Executive and Director Compensation - Outstanding Equity Awards at Fiscal Year-End” and “Executive and Director Compensation - Agreements with Named Executive Officers and Potential Payments Upon Termination of Employment or Change in Control” respectively.

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Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Transactions with Related Parties

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-party transactions.” A “related-party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related party” are participants involving an amount that exceeds the lesser of $120,000 and 1% of the average of our total assets at year-end for the last two completed fiscal years. Transactions involving compensation for services provided to us as an employee, consultant or director will be considered pre-approved related-party transactions by the audit committee under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-party transaction, management must present information regarding the proposed related-party transaction to the audit committee (or, where review by the audit committee would be inappropriate, to another independent body of the board of directors) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related parties, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-party transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-party transactions, our audit committee or another independent body of our board of directors will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the terms of the transaction;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

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HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Celularity Inc., 170 Park Ave., Florham Park, New Jersey 07932, Attention: Corporate Secretary, telephone: (908) 768-2170. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2026 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than July 10, 2026. However, if the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2026 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Celularity Inc., 170 Park Ave., Florham Park, New Jersey 07932, Attention: Corporate Secretary. We also encourage you to submit any such proposals via email to John.Haines@celularity.com.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2025 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than August 21, 2026 and no later than September 20, 2026. Stockholder proposals and the required notice should be addressed to Celularity Inc., 170 Park Ave., Florham Park, New Jersey 07932, Attention: Corporate Secretary.

In addition to the requirements set forth above, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominee must provide notice by the same deadline noted herein to submit a notice of nomination at an annual meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b).

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OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By order of the Board of Directors,

/s/ Robert J. Hariri, M.D., Ph.D.
Robert J. Hariri, M.D., Ph.D.
Chief Executive Officer
Florham Park, New Jersey
November 7, 2025

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Appendix A

FIRST AMENDMENT

TO

CELULARITY INC.

2021 EQUITY INCENTIVE PLAN

This FIRST AMENDMENT (this “Amendment”) of the Celularity Inc. 2021 Equity Incentive Plan (the “Plan”) is made as of the __ day of _______, by the Board of Directors (the “Board”) of Celularity Inc., a Delaware corporation (the “Company”), pursuant to Section 7 of the Plan. All terms used by not defined herein shall have the meaning set forth in the Plan.

RECITALS

WHEREAS, the Board may amend, alter or terminate the Plan pursuant to Section 7 of the Plan, provided that no such action shall materially impair the rights of a Participant under any Award theretofore granted without such Participant’s consent (the “Amendment Conditions”);

WHEREAS, this Amendment satisfies the Amendment Conditions; and

WHEREAS, this Amendment is being submitted to the stockholders of the Company (the “Stockholders”) having not less than the minimum number of votes that would be necessary to authorize or to take the actions set forth herein and such Stockholders have authorized, ratified, approved, and confirmed this Amendment.

AGREEMENT

NOW, THEREFORE, the Board hereby amends the Plan as follows:

1. Shares Reserved for Issuance Under the Plan. The reference to 20,915,283 shares in Section 2(a) of the Plan is hereby replaced with 4,479,204.

Miscellaneous.

Amendments. Except as specifically modified herein, the Plan shall remain in full force and effect in accordance with all of the terms and conditions thereof except that the Plan is hereby amended in all other respects, if any, necessary to conform with the intent of the amendments set forth in this Amendment. Upon the effectiveness of this Amendment, each reference in the Plan to “the Plan,” “hereunder,” “herein,” or words of similar import shall mean and be a reference to the Plan as amended by this Amendment.

Severability. Each provision of this Amendment shall be considered severable and if for any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and illegal.

Governing Law. This Amendment shall be governed in accordance with the laws of Delaware, without giving effect to principles of conflicts of law of New York or any other state.

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2025

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CELULARITY INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on December 18, 2025.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

Please mark your votes like this **X**

1. Election of Class I Directors

   1. Peter Diamandis
   2. Diane Parks
   3. Geoffrey Ling

FOR all Nominees listed to the left	**WITHHOLD AUTHORITY** to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

Signature____________________ Signature, if held jointly____________________ Date__________2025.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

2025

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders

The 2025 Proxy Statement and the 2024 Annual Report to Shareholders are available at: http://www.cstproxy.com/celularity/2025

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CELULARITY INC.

The undersigned appoints Robert J. Hariri and Joseph C. DosSantos, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Celularity Inc. held of record by the undersigned at the close of business on October 30, 2025 at the Annual Meeting of Stockholders of Celularity Inc. to be held on December 19, 2025 or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed on the other side)